SIMON ARON (SBN 108183)
SUSAN K. SEFLIN (SBN 213865)
WOLF, RIFKIN, SHAPIRO, SCHULMAN & RABKIN, LLP
11400 West Olympic Boulevard
Ninth Floor
Los Angeles, California 90064-1565
Telephone: (310) 478-4100
Fax: (310) 479-1422

Attorneys for Chapter 11 Debtors in Possession and Plan Proponent

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re	)	Case No. 8:10-bk-12735-RK
	)	(Jointly Administered)
Enivel, Inc., et al., [1]	)	Chapter 11
	)	DISCLOSURE STATEMENT DESCRIBING
	)	DEBTORS’ JOINT AND CONSOLIDATED
Debtors.	)	CHAPTER 11 PLAN OF REORGANIZATION
	)	DATED JANUARY 3, 2011
)
	)	Disclosure Statement Hearing:
)
	)	Date:	February 9, 2011
	)	Time:	11:00 a.m.
	)	Place:	Courtroom “5D”
	)		411 W. Fourth Street
	)		Santa Ana, California 92701
)
	)	Plan Confirmation Hearing:
)
	)	Date:	[To Be Determined]
	)	Time:	[To Be Determined]
	)	Place:	Courtroom “5D”
	)		411 W. Fourth Street
	)		Santa Ana, California 92701
)

1 The Debtors, together with their bankruptcy case numbers are: (i) Enivel, Inc., 8:10-bk-12735-RK; (ii) Cleaners Club Acquisition Sub, Inc., 8:10-bk-12742-RK, (iii) Steam Press Holdings, Inc., 8:10-bk-12740-RK, (iv) U.S. Dry Cleaning Services Corporation dba U.S. Dry Cleaning Corporation, 8:10-bk-12748-RK; (v) USDC Fresno, Inc., 8:10-bk-12745-RK; (vi) USDC Fresno 2, Inc., 8:10-bk-12746-RK; (vii) USDC Portsmouth, Inc., 8:10-bk-12743-RK; and (viii) USDC Tuchman Indiana, Inc., 8:10-bk-12736-RK.

I.     INTRODUCTION

Enivel, Inc. (“Enivel”), Cleaners Club Acquisition Sub, Inc. (“CCI”), Steam Press Holdings, Inc. (“Steam Press”), U.S. Dry Cleaning Services Corporation dba U. S. Dry Cleaning Corporation (“USDC”), USDC Fresno, Inc. (“Fresno 1”), USDC Fresno 2, Inc. (“Fresno 2”), USDC Portsmouth, Inc. (“Portsmouth”), and USDC Tuchman Indiana, Inc. (“Tuchman”) are debtors (each a “Debtor” and collectively, the “Debtors”) in eight jointly administered Chapter 11 bankruptcy cases.2  On March 4, 2010, the Debtors commenced their bankruptcy cases by filing Voluntary Petitions under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).  This document is the Debtors’ Disclosure Statement (the “Disclosure Statement”) which describes the Debtors’ Joint and Consolidated Chapter 11 Plan of Reorganization Dated January 3, 2011 (the “Plan”).3  The Debtors are the parties proposing the Plan sent to you in the same envelope as this document.

The effective date (the “Effective Date”) of the Plan will be the first business day after the Confirmation Date, provided the Bankruptcy Court has waived the provisions of Bankruptcy Rule 3020(e) and no stay of the Confirmation Order is in effect.4  The Debtors following the Effective Date shall be referred to as the “Reorganized Debtor.”

The Plan described in this Disclosure Statement provides for the Debtors’ emergence from their Chapter 11 Cases5 as one consolidated entity under USDC, which the Debtors anticipate will occur in March 2011.  Under the Plan, the Debtors will satisfy their debt and other Claims as set forth in Article IV below, provide a recovery for Equity Security Holders, and implement a recapitalization with $12 million of new capital.  The Plan described below has been designed to position the Reorganized Debtor to succeed.

2 Unless expressly stated otherwise, any reference herein to the “docket” shall refer to the docket of Enivel, Inc., Bankruptcy Case No. 8:10-bk-12735-RK, as all eight bankruptcy cases are jointly administered under “Enivel, Inc.”
3 On or before January 6, 2011, the Debtors intend to file their motion seeking to substantively consolidate the eight administratively consolidated cases for all purposes upon the Effective Date of the Plan.
4 If the Bankruptcy Court does not waive the provisions of Bankruptcy Rule 3020(e), then the Effective Date will be the first business day which is at least fifteen (15) days following the date of entry of the Confirmation Order, assuming there has been no appeal from and order staying the effectiveness of the Confirmation Order.  If there has been an order entered staying the effectiveness of the Plan Confirmation Order, the Effective Date shall be the first business day after the stay is no longer in effect with respect to the Confirmation Order.
5 Any capitalized term not yet defined will be defined in Article II of this Disclosure Statement.

Currently, USDC is a public company and the parent company of the remaining Subsidiary Debtors.  After Confirmation of the Plan, the Reorganized Debtor will remain a public company.  The Reorganized Debtor will own and operate the dry cleaning stores which are currently owned collectively by the Debtors.  It is anticipated that there will be seventy-one (71) dry cleaning stores and three (3) processing plants existing on the Effective Date.  The Reorganized Debtor will also continue its strategy to: (a) acquire market-dominant dry cleaning chains; (b) add retail services and revenue lines to upgrade its stores into full service garment care centers; (c) improve margins and operations through converting the stores to its hub-and-spoke model; (d) create a national brand; and (e) refranchise the stores under the national brand.  In furtherance of this strategy, the Reorganized Debtor will pursue the Subsequent Public Offering.

There are three primary groups of Creditor Claims in these Cases consisting of: (i) Priority Tax Claims; (ii) the Claims of the Debtors’ pre-petition Secured Creditors (Creditors who hold the Debtors’ property as collateral for their Claims); (iii) and the Claims of the Debtors’ non-priority General Unsecured Creditors.  Equity Security Interests include USDC’s preferred and common stockholders.

The following is a summary of the Plan:

1.           Recapitalization:  The Plan provides a recapitalization with $12 million of new capital to be raised by Provident through a private offering of the Reorganized Debtor’s New Debt Securities and/or New Equity Securities.  This $12 million will be used to, among other things, fund the Plan and provide the Reorganized Debtor with sufficient working capital to implement its growth strategy.  The Debtors and Provident are in the process of raising the Exit Financing.  Therefore, the Debtors have not yet ascertained the exact terms of the New Debt Securities or the New Equity Securities.  The Exit Financing will be debt and/or equity securities, with the holders of the New Debt Securities receiving senior secured liens on substantially all of the Reorganized Debtor’s assets.  Additionally, it is the intention of the Reorganized Debtor to effect a Subsequent Public Offering within one year of the Effective Date.  The Plan contemplates, as set forth more fully in Article IV.C below, that Creditors will receive New Common Stock issued in connection with the Subsequent Public Offering.

Pursuant to the terms of Provident’s engagement, after securing the Exit Financing and after the Effective Date, Provident is engaged on a “firm commitment” basis for a Subsequent Public Offering of the Reorganized Debtor’s securities, subject to the conditions contained in its engagement letter, a copy of which is attached hereto as Exhibit “F.”  There can be no assurance that the Reorganized Debtor will be able to effect a Subsequent Public Offering.  Factors that will impact the Reorganized Debtor's ability to effect a Subsequent Public Offering include but are not limited to the ability of the Reorganized Debtor to obtain audits of prior year financial statements, the ability of the Reorganized Debtor to get current in its filings with the Securities and Exchange Commission and the existence of favorable market conditions.  While the Debtors have an engagement letter with Provident to effect a Subsequent Public Offering, there is no legally binding obligation to effect such an offering and therefore no assurance can be given that such Subsequent Public Offering will be consummated. See also, Article III.A.9 of the Disclosure Statement for disclosures related to the Subsequent Public Offering.

2.           Secured Claims: The pre-petition senior Secured Claims of the Setal Entities will be satisfied as follows: (i) a $5 million Cash payment on the Effective Date; (ii) issuance of a $4.1 million subordinated secured convertible note upon the same terms and conditions as the New Debt Securities except that the Setal Entities’ note will be subordinate to the New Debt Securities; (iii) 420,000 shares of New Common Stock on the Effective Date; and (iv) conversion of approximately $8.2 million of secured debt into New Common Stock at the Discounted Stock Price in connection with the Subsequent Public Offering or, if no Subsequent Public Offering is effected within 12 months after the Effective Date of the Plan, then the conversion of approximately $8.2 million of secured debt into New Common Stock at the rate of one (1) share for each $5.00 of secured debt.  Other senior Secured Creditors will be: (a) paid in cash on the Effective Date; (b) paid over time pursuant to agreement with the Debtors; or (c) paid with a partial cash payment upon the Effective Date and a subordinated secured convertible note.

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3.           Unsecured Claims:  General Unsecured Creditors, estimated collectively to be approximately $10 million, will receive on a pro rata basis $1 million in Cash on the Effective Date, with the balance of approximately $9 million converted into New Common Stock at the Discounted Stock Price in connection with the Subsequent Public Offering or, if no Subsequent Public Offering is effected within 12 months after the Effective Date of the Plan, then the approximate $9.0 million of secured debt into New Common Stock of the Reorganized Debtor at the rate of one (1) share for each $10.00 of secured debt.

4.           Priority Tax Claims:  Holders of Priority Tax Claims, estimated to be approximately $750,000, will be paid in equal quarterly payments with interest over an approximate four year period (except for certain small Priority Tax Claims that will be paid in Cash on the Effective Date).

5.           Equity Security Holders:  Holders of Convertible Preferred Stock shall be deemed to have fully converted into the Reorganized Debtor’s common stock on the Effective Date at the rate of 110% of the applicable conversation rate.  Holders of common stock, including the post-conversion Preferred Stock shall receive one share of New Common Stock for every 25 shares of stock held on the Record Date and surrendered to the transfer agent.

A.	Purpose of this Disclosure Statement.

This Disclosure Statement summarizes what is in the Plan, and tells you certain information relating to the Plan and the process the Bankruptcy Court follows in determining whether or not to confirm the Plan.

READ THIS DISCLOSURE STATEMENT CAREFULLY IF YOU WANT TO KNOW ABOUT:

(1)         WHO CAN VOTE OR OBJECT,

(2)         WHAT THE TREATMENT OF YOUR CLAIM IS (i.e., what your Claim will receive if the Plan is confirmed) AND HOW THIS TREATMENT COMPARES TO WHAT YOUR CLAIM WOULD RECEIVE IN LIQUIDATION,

(3)         THE HISTORY OF THE DEBTORS AND SIGNIFICANT EVENTS DURING THEIR BANKRUPTCY CASES,

(4)         WHAT THINGS THE COURT WILL LOOK AT TO DECIDE WHETHER OR NOT TO CONFIRM THE PLAN,

(5)         WHAT IS THE EFFECT OF CONFIRMATION, AND

(6)         WHETHER THE PLAN IS FEASIBLE.

This Disclosure Statement cannot tell you everything about your rights. Debtors’ counsel cannot tell you about your rights or offer any advice. You should consider consulting your own lawyer to obtain more specific advice on how the Plan will affect you and what is the best course of action for you.  This Disclosure Statement may not be relied on for any purpose other than to determine whether to vote to accept or reject the Plan.

Be sure to read the Plan as well as this Disclosure Statement.  If there are any inconsistencies between the Plan and this Disclosure Statement, the Plan provisions will govern.

The Bankruptcy Code requires a Disclosure Statement to contain “adequate information” concerning the Plan.  Once the Bankruptcy Court has approved this Disclosure Statement, it will include the following language: “The Bankruptcy Court has approved this document as an adequate Disclosure Statement, containing enough information to enable parties affected by the Plan to make an informed judgment about the Plan.   Any party can now solicit votes for or against the Plan.”

B.	Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing.

THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT.  IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE.  HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CREDITORS AND INTEREST HOLDERS IN THESE CASES.

1.	Time and Place of the Plan Confirmation Hearing

The hearing where the Bankruptcy Court will determine whether or not to confirm the Plan (the “Confirmation Hearing”) will take place on ____________, 2011, at _______ a.m., before the Honorable Richard N. Kwan, United States Bankruptcy Judge for the Central District of California, in Courtroom “5D” of the United States Bankruptcy Court, Central District of California, Santa Ana Division, located at 411 West Fourth Street in Santa Ana, California.

2.	Deadline for Voting For or Against the Plan

If you are entitled to vote, it is in your best interest to timely vote on the enclosed Ballot and return the Ballot in the enclosed envelope to Susan K. Seflin, Esq., Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP, 11400 West Olympic Boulevard, Ninth Floor, Los Angeles, California 90064-1582.

Your ballot must be received by 5:00 p.m., PST, on ____________, 2011 or it will not be counted.

3.	Deadline for Objecting to the Confirmation of the Plan

Objections to the Confirmation of the Plan must, by ____________, 2011, be filed with the Bankruptcy Court and served upon the following:

Debtors (Service Must Be By Overnight, U.S. Mail or Messenger)
U.S. Dry Cleaning Corporation
Attn: Robert Y. Lee
4040 MacArthur Blvd., Suite 305
Newport Beach, CA 92660

Counsel for the Debtors
Simon Aron
Susan K. Seflin
Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP
11400 West Olympic Blvd., Ninth Floor
Los Angeles, CA 90064
Fax: (310) 479-1422
Email: saron@wrslawyers.com, sseflin@wrslawyers.com

Office of the United States Trustee
Frank M. Cadigan
Assistant U.S. Trustee
Office of the U.S. Trustee, Region 16
411 West Fourth Street, Suite 9041
Santa Ana, CA 92701-8000
Email: frank.cadigan@usdoj.gov

Counsel for Official Committee of Unsecured Creditors
Kathryn M.S. Catherwood
Duane Morris LLP
101 West Broadway, Suite 900
San Diego, CA 92101-8285
Email: KMCatherwood@duanemorris.com

Counsel for Setal Entities
Penelope Parmes
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, CA 92626
Email: pparmes@rutan.com

C.	Identity of Persons to Contact for More Information Regarding the Plan.

Any interested party desiring further information about the Plan should contact Susan K. Seflin, Esq. of Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP, 11400 West Olympic Boulevard, Ninth Floor, Los Angeles, California 90064-1582, Phone: (310) 478-4100, Email: sseflin@wrslawyers.com.

D.	Disclaimer.

The financial data relied upon in formulating the Plan is based on the Debtors’ books and records which, unless otherwise indicated, are unaudited.  Except as otherwise expressly stated, the information contained in this Disclosure Statement is provided by the Debtors.  The Debtors represent that everything stated in this Disclosure Statement is true to the Debtors’ best knowledge.  The Bankruptcy Court has not yet determined whether or not the Plan is confirmable and makes no representation as to whether or not you should support or oppose the Plan.

The contents of the Disclosure Statement should not be construed as legal, business or tax advice from the Debtors or their counsel.

THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW OF THE PLAN BY EACH HOLDER OF A CLAIM OR INTEREST.  THIS DISCLOSURE STATEMENT IS INTENDED TO AID AND SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.  THE PLAN IS THE OPERATIVE CONTROLLING LEGAL DOCUMENT.  AS SUCH, IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS AND PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE PLAN, THEN THE TERMS AND PROVISIONS OF THE PLAN SHALL CONTROL.  NEITHER THE PLAN, NOR THE DISCLOSURE STATEMENT, SHOULD BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE FROM THE DEBTORS OR THEIR COUNSEL.

WOLF, RIFKIN, SHAPIRO, SCHULMAN & RABKIN, LLP COMMENCED REPRESENTATION AS GENERAL BANKRUPTCY COUNSEL TO THE DEBTORS ON JULY 23, 2010 AND HAS RELIED UPON INFORMATION DEVELOPED SINCE THEN IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT.

E.	SEC Review.

This Disclosure Statement has not been approved or disapproved by the SEC, nor has the SEC passed upon the accuracy or adequacy of the statements contained herein..

F.	Forward-Looking Statements.

This Disclosure Statement includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Exchange Act of 1934.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause the actual results of the Reorganized Debtor to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability of the Debtors to complete a financial restructuring;

•	The ability to have the Bankruptcy Court approve motions and/or grant relief required to sustain operations during these Cases;

•
The uncertainties of the Chapter 11 restructuring process including, but not limited to, the potential adverse impact on the Debtors’ operations, management, employees and the response of their customers;

•	The Debtors’ estimate of the cost to object to Claims and Interests, and the result of the Debtors’ objections to Claims and Interests;

•	The ability to confirm and consummate the Plan;

•	The ability to substantively consolidate these Cases;

•	The ability to be compliant with debt covenants or obtain necessary waivers and amendments;

•	General economic conditions;

•	Changes in technology, market demand and customer requirements;

•	The enactment of more stringent environmental laws and regulations; and

•	The ability to recover the Debtors’ deferred tax assets.

These statements are based on the Debtors’ estimates and assumptions and on currently available information.  The forward-looking statements include information concerning possible or assumed future results of operations, and actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date of this Disclosure Statement.  The Debtors undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in operations.

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II.     DEFINITIONS, RULES OF CONSTRUCTION, AND EXHIBITS

A.	Definitions.

For the purposes of this Disclosure Statement, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article II.  Any term used in this Disclosure Statement that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, in that order or priority.  Throughout this Disclosure Statement, the use of the masculine, feminine, neuter, plural or singular shall be understood to include each of the others as the context may reasonably dictate.  As used in this Disclosure Statement, the following definitions shall apply:

1.1           Administrative Claim.  A Claim for costs and expenses of administration allowed under Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(2) of the Bankruptcy Code, including, without limitation:  (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the estate under 28 U.S.C. § 1930.

1.2           Administrative Claim Bar Date.  The date which is thirty (30) days after the Effective Date.

1.3           Allowed Administrative Claim.  An Administrative Claim which is an Allowed Claim.

1.4           Allowed Claim.  A Claim against the Debtors as to which no objection has been filed, or if filed, has either been overruled or otherwise resolved by the allowance of such Claim by the Bankruptcy Court, if the Claim was: (1) scheduled in the list of creditors prepared and filed with the Bankruptcy Court by the Debtors and not listed as disputed, contingent or unliquidated as to amount; or (2) the subject of a timely filed proof of claim; or (3) which has been allowed by order of the Bankruptcy Court.

1.5           Allowed Priority Claim.  A Priority Claim which is an Allowed Claim.

1.6           Allowed Priority Tax Claim.  A Priority Tax Claim which is an Allowed Claim.

1.7           Allowed Professional Fees.  The amount of fees and costs incurred by Professionals engaged by the Debtors or the Committee in connection with the Cases which are (1) timely requested by application filed on or prior to the Administrative Claims Bar Date; and (2) which are allowed by order of the Bankruptcy Court.

1.8           Allowed Secured Claim.  A Secured Claim which is an Allowed Claim.

1.9           Allowed General Unsecured Claim.  A General Unsecured Claim which is an Allowed Claim.

1.10         Ballot.  The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims and Equity Security Interests entitled to vote under this Plan in connection with the solicitation of acceptances of this Plan.

1.11         Bankruptcy Code.  Title 11 of The United States Code (11 U.S.C. §§ 101 et seq.), as now in effect or hereafter amended.  All citations in the Plan to section numbers are to the Bankruptcy Code unless otherwise expressly indicated.

1.12         Bankruptcy Court.  The United States Bankruptcy Court for the Central District of California, Santa Ana Division, or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization plans under Chapter 11, Title 11 of the United States Code, and all other applicable statutes, rules and regulations governing the Cases.

1.13         Bankruptcy Rules.  Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended.

1.14         Bar Date.  August 13, 2010 for non-governmental creditors and August 31, 2010 for governmental units.

1.15         Business Day. Any day, other than a Saturday, Sunday or legal holiday as defined in Bankruptcy Rule 9006(a).

1.16         Cases.  These Chapter 11 bankruptcy cases filed by the Debtors.

1.17         Cash.  Currency, checks, negotiable instruments and wire transfers of immediately available funds.

1.18         Claim. Any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or, a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right is an equitable remedy or is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, against the Debtors.

1.19         Claimant.  A person or entity asserting a Claim.

1.20         Claim Chart: Exhibit “E” to the Disclosure Statement which lists all Claims scheduled by the Debtors and/or filed against a Debtor or Debtors.

1.21         Claims Objection Deadline.  One hundred twenty (120) days following the Effective Date, which date may be extended by the Bankruptcy Court upon motion of any party in interest for cause.

1.22         Class. A category of Claims which are substantially similar to each other and into which Allowed Claims are grouped and classified pursuant to the Plan, unless a member of the Class has agreed to a subordinated treatment.  The Classes provided for in the Plan are summarized in Article IV of this Disclosure Statement and Article III of the Plan.

1.23         Committee.  The Joint Official Committee of Unsecured Creditors appointed in these Cases.

1.24         Confirmation.  The entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.25         Confirmation Date.  The date upon which the Bankruptcy Court enters the Confirmation Order.

1.26         Confirmation Hearing.  The hearing or hearings held by the Bankruptcy Court to consider and rule upon the request for approval of the Plan.

1.27         Confirmation Order.  The order entered by the Bankruptcy Court confirming the Plan.

1.28         Creditor.  A person or entity asserting a Claim; also, a Claimant.

1.29         Debtors.  Collectively, the eight Chapter 11 debtors in possession listed below:

•	Enivel, Inc. ~ Bankr. Case No. 8:10-bk-12735-RK

•	Cleaners Club Acquisition Sub, Inc. ~ Bankr. Case No. 8:10-bk-12742-RK

•	Steam Press Holdings, Inc. ~ Bankr. Case No. 8:10-bk-12740-RK

•	U.S. Dry Cleaning Services Corporation dba U.S. Dry Cleaning Corporation ~ Bankr. Case No. 8:10-bk-12748-RK

•	USDC Fresno, Inc. ~ Bankr. Case No. 8:10-bk-12745-RK

•	USDC Fresno 2, Inc. ~ Bankr. Case No. 8:10-bk-12746-RK

•	USDC Portsmouth, Inc. ~ Bankr. Case No. 8:10-bk-12743-RK

•	USDC Tuchman Indiana, Inc. ~ Bankr. Case No. 8:10-bk-12736-RK

1.30         DIP Loan.  The post-petition line of credit financing of up to $1 million extended by the Setal Entities to the Debtors and approved by the Bankruptcy Court by the DIP Order.

1.31         DIP Order.  The Final Order Authorizing Post-Petition Financing on a Secured Basis entered by the Bankruptcy Court on November 12, 2010, as Docket No. 466 in the Case.

1.32         Disclosure Statement.  This Disclosure Statement prepared by the Debtors as required by § 1125 of the Bankruptcy Code describing the Plan.

1.33         Discounted Stock Price.  The price for New Common Stock equal to a discount of 20% of the price of the New Common Stock issued pursuant to the Subsequent Public Offering.

1.34         Disputed Claim.  Disputed Claims include: (i) a Claim which has been scheduled as disputed, contingent or unliquidated where a Proof of Claim has not been filed thereafter; (ii) a Claim as to which an objection has been timely filed with the Bankruptcy Court, and which objection has not been withdrawn on or before any date fixed for filing such objections by this Plan or by order of the Bankruptcy Court and has not been overruled or denied by a final order; and (iii) any Claim listed as a Disputed Claim on the Claim Chart.

1.35         Distribution.  Any distribution by the Reorganized Debtor to any Class, Claimant or Creditor.

1.36         Effective Date.  The first Business Day after the Confirmation Date, provided the Court has waived the provisions of Bankruptcy Rule 3020(e) and no stay of the Confirmation Order is in effect.  If the Bankruptcy Court does not waive the provisions of Bankruptcy Rule 3020(e), then the Effective Date will be the first business day which is at least fifteen (15) days following the date of entry of the Confirmation Order, assuming there has been no appeal from and order staying the effectiveness of the Confirmation Order.  If there has been an order entered staying the effectiveness of the Plan Confirmation Order, the Effective Date shall be the first business day after the stay is no longer in effect with respect to the Confirmation Order.

1.37         Equity Security.  An “equity security” as defined in § 101(16) of the Bankruptcy Code, including any and all shares of stock, warrants, options, or similar security.

1.38         Equity Security Holders:  A holder of an Interest or Equity Security.  Attached hereto as Exhibit “G“ is a list of all of the Debtors’ Equity Security Holders as of the Petition Date.

1.39         Equity Security Holders Chart:  Exhibit “G” to the Disclosure Statement which lists all of Debtors’ Preferred and Common Shareholders of record as of the Petition Date.

1.40         Estates.  The estates created for the Debtors in the Cases pursuant to § 541 of the Bankruptcy Code.

1.41         Estate Claim.  A Claim belonging to any Estate.

1.42         Exit Financing. Financing in the sum of approximately $12 million to be raised by Provident through a private offering of the Reorganized Debtor’s New Debt Securities and/or New Equity Securities.

1.43         General Unsecured Claim. A Claim against the Debtors that is not secured by a charge against, or an interest in, any of the Debtors’ assets, including an Allowed Claim arising under § 502(g) of the Bankruptcy Code, but that is not an Administrative Claim, a Priority Claim, or a Priority Tax Claim.

1.44         Interest. When “Interest” is used in the context of holding an equity security of any Debtor (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money, or (ii)a security interest in property), then “Interest” shall mean an interest or share in a Debtor of the type described in the definition of  “Equity Security” herein.

1.45         New Common Stock.    The common stock of the Reorganized Debtor issued after the Effective Date.

1.46         New Debt Securities: The debt securities issued in connection with the Exit Financing, which will be senior secured debt with first priority liens on substantially all of the Reorganized Debtor’s assets, except as provided in the Plan.

1.47         New Equity Securities: Any equity securities issued in connection with the Exit Financing.

1.48         OUST: Office of the United States Trustee

1.49         Petition Date.  March 4, 2010, the date on which the Debtors filed their voluntary Chapter 11 petitions commencing these Cases.

1.50         Plan.  The Joint and Consolidated Plan of Reorganization Dated January 3, 2010 proposed by the Debtors.

1.51         Post-Confirmation Status Report.  The status report to be filed by the Reorganized Debtor within 120 days of the Confirmation Date, and each 120 days thereafter.

1.52         Post-Effective Date Notice Parties.  Any parties who have requested special notice post-Effective Date.

1.53         Priority Claim.  A Claim entitled to priority under § 507(a) of the Bankruptcy Code, other than a Priority Tax Claim pursuant to 11 U.S.C. § 507(a)(8).

1.54         Priority Tax Claim.  A Claim entitled to priority under § 507(a)(8) of the Bankruptcy Code.

1.55         Professional Fee Applications.  Applications filed pursuant to §§ 330, 331, or 503(b)(4) for allowance of Administrative Claims relating to the compensation and reimbursement of expenses of Professionals employed pursuant to an order of the Bankruptcy Court under §§ 327 or 1103 of the Bankruptcy Code for services performed and expenses incurred prior to the Effective Date.

1.56         Professionals.  The professionals, including attorneys, accountants, financial advisors and other professional persons retained by either the Debtors, the Estates, or the Committee in connection with the Cases.

1.57         Provident. INTL Provident Group, the Debtors’ investment banker employed by order of the Bankruptcy Court effective as of November 9, 2010.

1.58         Record Date.  The date fourteen (14) days prior to the hearing on Confirmation.

1.59         Reorganized Debtor.  The consolidated Debtors following the occurrence of the Effective Date of this Plan.

1.60         Reserve Account.  An account created pending the resolution of a Disputed Claim, containing a sufficient amount to satisfy such Disputed Claim in a manner consistent with that Claim’s treatment under this Plan should it ultimately become an Allowed Claim.

1.61         Schedules. The Schedules of Assets and Liabilities filed by each Debtor in accordance with Bankruptcy Code section 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

1.62         Secured Claim.  A Claim that is secured by a lien against any assets of the Estate to the extent of the value of any interest in such assets of the Estate securing such Claim, or to the extent of the amount of such Claim subject to setoff in accordance with § 553 of the Bankruptcy Code, in either case determined pursuant to § 506(a) of the Bankruptcy Code.

1.63         Setal Entities. The Debtors’ senior secured lenders consisting of: Setal 1, LLC; Setal 2, LLC; Setal 3, LLC; Setal 4, LLC; Setal 5, LLC; Setal 6, LLC; and the Taylor Family Trust dated March 3, 1994 as amended in its entirety November 18, 1999.

1.64         Subsequent Public Offering.  The public offering of the Reorganized Debtor’s securities pursuant to an S-1 Registration Statement to be as soon after the Effective Date as feasible with a goal to raise approximately $25 million for the Reorganized Debtor.

1.65         Subsidiary Debtors.  All of the Debtors except USDC.

1.66         Unsecured Claim. Any Claim that is not secured by a lien on, security interest in, or charge against property of any Estate.

1.67         USDC or USDCC.  U.S. Dry Cleaning Services Corporation, a Delaware corporation, dba U.S. Dry Cleaning Corporation, one of the Debtors herein.

B.	Exhibits.

All Exhibits to this Disclosure Statement and the Plan are incorporated into and are part of this Disclosure Statement as if set forth in full herein.

III.     BACKGROUND

A.            Description and History of the Debtors’ Business and a Summary of the Circumstances that Led to the Filing of the Debtors’ Chapter 11 Cases.

1.            General Background.

The Debtors commenced their bankruptcy Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on March 4, 2010.  The Debtors continue to operate their business and manage their financial affairs as debtors in possession pursuant to 11 U.S.C. §§ 1107 and 1108.  On March 5, 2010, an order approving the joint administration of these Cases was entered by the Bankruptcy Court.

USDC, through its wholly owned subsidiaries6 acquired in connection with its strategy to “rollup” the highly fragmented dry cleaning industry, has become one of the largest owners and operators of dry cleaning stores in the country.  The Debtors currently employ approximately 600 employees and own and operate seventy-one (71) dry cleaning stores and three (3) processing plants generating approximately $25 million in annual revenues.  USDC is a publicly traded Delaware corporation (Pink Sheets Electronic Quotation Service: UDRYQ), and is headquartered in Newport Beach, California.  The Debtors operate in four principal markets – California, Hawaii, Indiana and Virginia.  The Debtors’ revenue is derived primarily from retail dry cleaning services, with an additional laundry business focused on hospitality in Hawaii.  At all relevant times pre-petition, the Debtors operated as a single business entity.

The Debtors’ business model is based on acquiring regulatory compliant, market dominant dry cleaning chains, improving efficiencies, and in the future, converting their stores into full service garment care retail stores and refranchising them.  The Debtors’ operational efficiencies are based, in large part, upon their development and implementation of an environmentally green centralized processing “hub and spoke” model, where the hub is the dry cleaning plant serving a cluster of stores.  This model enables the Debtors to produce a superior and more efficient cleaning process for all stores.  The hub and spoke model removes the actual processing of garments from the retail stores, which allows the stores to focus entirely on customer service and building revenue.  Once the Debtors have improved the operational efficiencies, they intend to refranchise the stores, which will convert the current company owned stores into independently-owned franchises.  This franchising opportunity offers franchisees the benefit of a turnkey operation with an existing presence in their markets and a proven track record.  Also critical to the Debtors’ business strategy will be an expansion of the products and services offered to customers to include full garment care such as handbag and shoe repair, alterations and tailoring, etc.

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6 USDC is the parent company of the following jointly administered debtors: Tuchman, which owns and operates 25 stores in Indianapolis; Portsmouth, which owns and operates 11 stores in Virginia; Fresno 1, which owns and operates 9 stores in Fresno, California and 2 in Arizona; Fresno 2, which owns and operates 5 stores in Fresno, California; CCI, which owns and operates 5 stores in the Inland Empire in California; and Steam Press, which is the parent company of Enivel, which owns and operates 14 stores in Hawaii.  USDC is also the parent company of the following non-debtor entities: US Dry Cleaning Franchise Corporation, which has no assets or operations and is intended to serve as the franchisor for the Debtors’ operations once they begin to refranchise their stores; and USDCC CVR Merger Sub, LLC, which used to own and operate stores in Palm Springs, but no longer has any assets or operations.

2.	The Debtors’ Secured Creditors as of the Petition Date.

As of the Petition Date, the Setal Entities7 were the Debtors’ primary secured lender, with valid pre-petition liens against substantially all of the Debtors and their assets.  The principal balance of the Setal Entities’ secured debt as of the Petition Date (without late charges, penalties, attorney’s fees and other charges) was approximately $13.77 million and the Setal Entities claim that the balance owing as of December 31, 2010 including penalties, attorneys fees and other charges is in excess of $20 million.  The Setal Entities made or acquired the following nine loans (excluding the DIP Loan) to the Debtors:

a.           Setal 1, LLC:  Loan dated January 12, 2008 in the principal amount of $1.2 million, as modified and amended;

b.           Setal 1, LLC: Loan dated February 12, 2008 in the principal amount of $1.5 million, as modified and amended;

c.           Setal 2, LLC:  Loan dated December 31, 2005 in the principal amount of $1,041,616, as modified and amended;

d.           Setal 3, LLC: Loan dated May 28, 2008 in the principal amount of $2.5 million, as modified and amended;

e.           Setal 4, LLC: Loan dated June 26, 2008 in the principal amount of $2.0 million, as modified and amended;

f.            Setal 5, LLC: Loan dated June 26, 2008 in the principal amount of $1.5 million, as modified and amended;

g.           Setal 6, LLC: Loan dated May 15, 2009 in the principal amount of $2.0 million, as modified and amended;

h.           Taylor Family Trust: Loan dated March 20, 2009 in the principal amount of $975,000, as modified and amended.  ; and

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7 The Setal Entities consist of the following entities: Setal 1, LLC; Setal 2, LLC; Setal 3, LLC; Setal 4, LLC; Setal 5, LLC; Setal 6, LLC; and the Taylor Family Trust dated March 3, 1994 as amended in its entirety November 18, 1999.

i.           Taylor Family Trust: Loan dated January 5, 2010 in the principal amount of $545,000, as modified and amended.

During the period of February 14, 2008 through October 30, 2008, Setal 1, LLC, Setal 2, LLC, Setal 3, LLC, Setal 4, LLC, Setal 5, LLC and the Taylor Family Trust filed UCC Financing Statements against USDC, CCI, Enivel, Steam Press, Fresno, Fresno 2, Portsmouth and Tuchman.  Setal 6, LLC filed additional UCC Financing Statements against Portsmouth and Tuchman on June 3, 2009.  On or about January 5, 2010, the Taylor Family Trust filed UCC Financing Statements against Tuchman and Portsmouth.

There are also Creditors holding Secured Claims based on equipment or automobile loans, and Creditors holding Secured Claims (see below).

3.	The Debtors’ Disputed Secured Creditors.

On or about August 30, 2007, USDC, Fresno 1 and Fresno 2 (collectively, the “Fresno Debtors”) entered into a securities transaction (the “Fresno Agreement”) with Team Equipment, Inc. (“Team”), Bell Hop Cleaners of California, Inc. (“Bell Hop”), Team Enterprises, LLC (“Team Enterprises”), and Fabricare Services, Inc. (“Fabricare”) whereby Fresno 1 and Fresno 2 acquired seventeen (17) dry cleaning stores in and around Fresno, California and two (2) dry cleaning stores in Arizona (collectively, the “Fresno Stores”)   Team, Bell Hop, Team Enterprises and Fabricare are collectively referred to hereinafter as the Fresno Parties.

Under the terms of the Fresno Agreement, Team, Team Enterprises, Fabricare and Bell Hop received approximately $1.5 million in Cash, Team received approximately 2 million shares of common stock in USDC, Team received a certain 10% Senior Secured Convertible Note in the amount of $1,328,876 issued by USDC (the “Team Note”), and Bell Hop received a certain 10% Senior Secured Convertible Note in the amount of $306,664 issued by USDC (the “Bell Hop Note” and, together with the Team Note, the “Fresno Notes”) in connection with the acquisition of the Fresno Stores.

The Fresno Notes were guaranteed by Steam Press, CCI, Fresno 1 and Fresno 2 (the “Guarantor Debtors”).  USDC obligations under the Notes were secured by that certain Security Agreement entered into as of February 14, 2008 (the “Security Agreement”) by the Guarantor Debtors.

The Fresno Notes were issued as part of a private placement of securities by the Debtors arising from the purchase and sale of securities to the Fresno Parties.  Mercer Capital, Ltd. (“Mercer”) was the collateral agent for the Notes and other notes issued as part of this private placement (collectively, the “Mercer Notes”).  As the collateral agent, Mercer was charged with the duty of, among other things, filing UCC financing statements on behalf of, among others, Team, Bell Hop and Tom Jones.

Concurrently with the acquisition of the Fresno Stores in 2008, Fresno 1 and Tom Jones entered into that certain Employment Agreement (the “Employment Agreement”) whereby Fresno 1 employed Tom Jones in the position of District President of the Fresno Business.  Beginning on or about February 15, 2008, the Fresno Debtors and Tom Jones began operating under the terms of the Employment Agreement.  In or about April, 2009, Team and Bell Hop declared a default of the terms of the Fresno Notes.

In or about April 2009, the Fresno Parties learned that Mercer had failed to perfect the security interests by filing UCC financing statements with the California Secretary of State.  On April 14, 2009, after the date on which all of the Setal Entities’ UCC Financing Statements were filed for the same Debtors, Team and Bell Hop filed UCC Financing Statements against USDC, Steam Press, CCI, Fresno, Fresno 2 and USDCC CVR Merger Sub, LLC   In an effort to resolve the alleged default under the Fresno Notes, USDC, Fresno 1 and Fresno 2 entered into that certain Master Agreement dated December 7, 2009 (the “Master Agreement”) with Gamet Enterprises, Inc. (“Gamet”), Bell Hop and Team.

The Master Agreement provided under Section 3, “Confirmation of Collateral and Notes” as follows: “Borrower parties (USDCC, Fresno 1 and Fresno 2) consent to Manager [Gamet Enterprises] acting in such dual role and waive any conflict arising as a result of Manager [Gamet Enterprises] acting in such dual role, provided that nothing contained in this Section 3 shall constitute consent to Manager acting in breach of the express provisions of the Management Agreement so long as the Management Agreement (defined hereinafter) is in force and effect and Borrower Parties are in compliance therewith.”  Among other things, the Master Agreement provided for a reaffirmation of the Fresno Notes and provided Bell Hop and Team with certain remedies in the event of the Debtors’ default under the Fresno Notes.

Concurrently with the Master Agreement, the same parties executed an agreement entitled “Management and Operating Agreement” (the “Management Agreement”).  The parties to the Management Agreement included USDC and the Fresno Debtors, on the one hand, and Gamet, on the other hand.  Gamet is the managing agent for Team and Bell Hop, and is owned and controlled by Tom Jones.  The Management Agreement dictated the manner and methods in which Gamet would manage the Fresno Stores owned by the Fresno Debtors.

Prior to the commencement of the Cases, Gamet was in control of the Fresno Debtors.  Post-petition, Gamet refused to turn over control of the Fresno Debtors to the Debtors.  Consequently, on September 29, 2010, the Debtors filed a complaint against, among others, the Fresno Parties, Gamet and Tom Jones for, among other things, turnover of property of the estate, violation of the automatic stay, avoidance of alleged liens as insider preferences and fraudulent transfers, subordination of Claims and Interests, etc.  This adversary is proceeding in the Bankruptcy Court, Adversary No.  8:10-ap-01459-RK (the “Gamet Adversary”).  While the Fresno Parties, Gamet and Tom Jones have filed Secured Claims (collectively, the “Gamet Claims”) in the Debtors’ bankruptcy Cases, the Debtors dispute the validity of the alleged liens and the amount of the Gamet Claims.  In October of 2010, Gamet turned over management and control of the Fresno Debtors to the Debtors.

4.	Events Precipitating the Filing of these Bankruptcy Cases.

USDC was founded in 2005 to consolidate the highly fragmented dry cleaning industry.  This rollup strategy requires significant capital for acquisitions, capital expenditures and working capital.  The Debtors grew rapidly from 2007 to 2009, tripling their revenue and meeting store cash flow projections, and growing from 200 to 600 employees.  In order to obtain additional financing to continue to implement their business strategy and finance their growth, in 2007, the Debtors’ parent company went public.  The Debtors’ business model, operations and success were dependent upon the Debtors’ ability to access and obtain financing from the capital markets.  Unfortunately, significant and critical debt and equity financing that was expected became unavailable in light of the negative impact upon and freezing of the capital markets caused by the economic turmoil, which occurred in September 2008.  Consequently, the Debtors were forced to halt their growth and internally finance the assimilation of the acquisitions completed in 2008 through their own working capital.  The internal working capital alone, however, was not sufficient to retire the debt due between December 2009 and March 2010. Making matters worse, the Debtors were denied access and control over their 19 store operation in Fresno, California and Arizona by Gamet, which was managing these stores for the Debtors.  This further negatively impacted the Debtors’ cash flow and ability to meet their obligations.

Based on the foregoing, the Debtors were late in paying rent to many of their landlords, resulting in receipt of many notices to pay rent or quit.  In addition, all of the Debtors’ debt became due between December 2009 and March 2010.

Beginning the fourth quarter of 2008, in an effort to address their financial difficulties and prior to the commencement of their bankruptcy Cases, the Debtors took the following steps to reduce overhead: (1) eliminated all investor relations activity, resulting in annual savings of approximately $480,000; (2) eliminated regulatory and accounting reporting, resulting in annual savings of approximately $600,000; (3) reduced levels of senior management and staff to minimal levels, resulting in annual savings of approximately $1,240,000; and (4) eliminated assimilation consultants, resulting in annual savings of approximately $700,000.  In addition, the Debtors significantly improved their debt structure by converting $7 million of debt into equity.  As a further improvement to cash flow, the Debtors’ senior management deferred a portion of their compensation.

The Debtors continued to attempt to secure long-term capital to replace their short-term debt.  While the Debtors’ actions were (and are) instrumental in their efforts to reorganize, they were not sufficient to resolve the Debtors’ financial problems.  Consequently, in order to preserve their stores and overall business operations, the Debtors commenced these Cases on the Petition Date.

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B.	Debtors’ Current Management and Board of Directors

Robert Y. Lee is the Debtors’ President and Chief Executive Officer.  Mr. Lee manages and oversees the Debtors and their business operations.  Charles T. Moffitt is the Debtors’ Chief Restructuring Officer, and is charged with the duties of a Chief Financial Officer pursuant to that certain Stipulation To Appoint Charles T. Moffitt As Debtors’ Chief Restructuring Officer (the “Moffitt Stipulation”), which was approved pursuant to Bankruptcy Court order entered on August 27, 2010.

The Debtors’ board members consist of: Robert Y. Lee, Martin J. Brill, Michael Drace and Timothy Rand.

C.	Significant Events During the Bankruptcy

The following is a list of significant events which have occurred during these cases:

1.           The Fresno Debtors.

As referenced in Section III.A.3 above, the Debtors’ efforts during the early stage of these Cases focused on, among other things, attempting to remove Gamet as manager of the Fresno Debtors.  The Debtors believed at the time, and still believe, that under Gamet’s control, unauthorized expenditures were made from the Fresno Debtors.  The Debtors’ filed an emergency motion to, among other things, terminate the Master Agreement, the Management Agreement and the Employment Agreement with Tom Jones.  The Bankruptcy Court determined that Gamet could remain in control and possession of the Fresno Debtors, and it was not until October 2010 that Gamet turned over control and possession of the Fresno Debtors to the Debtors.  Gamet and its related entities and/or affiliates have filed over twenty-five proofs of claim and interest in these Cases including numerous duplicate claims.  In the Gamet Adversary, the Debtors have also objected to these proofs of claims and interests.

2.           Cash Collateral.

The Debtors’ efforts during the early part of these Cases also focused on obtaining use of cash collateral as that was a critical element to the continuation of the Debtors’ business operations.  Gamet, Team and Bell Hop (collectively, the “Gamet Parties”) vigorously objected to the Debtors’ use of the Fresno Debtors’ cash collateral.  The Committee also objected to the Debtors’ use of cash collateral.  After good faith negotiations, the Setal Entities, the Gamet Parties, and the Committee agreed upon a form of order for interim use of cash collateral.  Currently, the Debtors’ use of cash collateral is authorized on an interim basis through and including March 27, 2011.

3.           Appointment of Creditors’ Committee.

The United States Trustee appointed the following members to the Joint Official Committee of Unsecured Creditors on March 17, 2010:

×	Baker Commodities, Inc.

×	Spot Business Systems

×	United Fabricare Supply, Inc.

×	Fairfax Sixplex, LLC

×	Mercer Capital

×	R.E. Monks Construction Company

×	Michael & Elizabeth Eggiman

4.           Debtor-In-Possession Financing.

Pursuant to Bankruptcy Court order entered on November 12, 2010, the Debtors obtained a post-petition line of credit of up to $1 million extended by the Setal Entities to the Debtors.  As of December 31, 2010, the Debtors owe approximately $787,000 on the line of credit.

5.           Employment of Professionals.

The Debtors have employed the following professionals during these Cases:

×      Winthrop Couchot, P.C. (“Winthrop Couchot”) as their bankruptcy counsel effective as of the Petition Date pursuant to Bankruptcy Court order entered on April 30, 2010.  Winthrop’s employment was terminated effective as of July 26, 2010 pursuant to Bankruptcy Court order entered on August 26, 2010.

×      Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP (“WRSSR”) as their substitute bankruptcy counsel effective as of July 23, 2010, which employment was approved pursuant to Bankruptcy Court order entered on November 12, 2010. ..

×      Brian Weiss as their Chief Restructuring Officer pursuant to Bankruptcy Court order entered on July 23, 2010 with Mr. Weiss’ resignation deemed effective as of August 4, 2010 pursuant to Bankruptcy Court order entered on August 11, 2010.

×      C.T. Moffitt & Company as their substitute financial advisor and Charles T. Moffitt as their substitute Chief Restructuring Officer effective as of July 27, 2010, which employment was approved pursuant to Bankruptcy Court order entered on August 27, 2010.

×      National Securities Corporation (“National”) as their investment banker effective as of May 10, 2010 pursuant to Bankruptcy Court order entered on August 26, 2010.  National’s employment was terminated effective as of November 9, 2010.

×      INTL Provident Group (previously defined as “Provident”) as the Debtors’ substitute investment banker effective as of November 9, 2010.  Provident’s employment was approved at a hearing held on December 7, 2010.

×      Fulbright & Jaworski L.L.P. as the Debtors’ special securities and corporate counsel effective as of September 14, 2010 pursuant to Bankruptcy Court order entered on November 10, 2010.

The Committee has employed the following professionals during these Cases:

×      Duane Morris LLP as their bankruptcy counsel effective as of March 24, 2010 pursuant to Bankruptcy Court order entered on June 2, 2010.

6.           The Motion to Withdraw as Bankruptcy Counsel by Debtors’ Former Bankruptcy Counsel, the Resignation of the Debtors’ Former Chief Restructuring Officer and the Motion to Appoint a Chapter 11 Trustee Filed by the OUST.

The Debtors were informed on the afternoon of July 19, 2010 that their then-current bankruptcy counsel, Winthrop Couchot, was filing a motion to withdraw as counsel, which it filed minutes thereafter (the “Withdraw Motion”)[Docket # 251].  Winthrop Couchot failed to give the Debtors any advance notice of its intent to withdraw as counsel, and also refused the Debtors’ request to wait a short time so that the Debtors could locate, interview and retain new counsel.  Less than an hour after Winthrop Couchot filed the Withdraw Motion, the Office of the United States Trustee (the “OUST”) filed its Motion to Appoint a Chapter 11 Trustee in All Eight Cases (the “Trustee Motion”)[Docket #252] concurrently with an application for the Trustee Motion to be heard on shortened notice.  This application was granted, and the hearing on the Trustee Motion was set for July 27, 2010 at 8:30 a.m.  The Trustee Motion included, as an exhibit, a file stamped copy of the Withdraw Motion.

The Debtor’s President and Chief Executive Officer, Robert Y. Lee, was out of the state from Tuesday, July 20, 2010, until Friday, July 23, 2010, attending meetings related to, among other things, obtaining exit financing for the Debtors.  While Mr. Lee was out of town, members of the Debtors’ board of directors attempted to vet various firms to replace Winthrop Couchot.  Friday, July 23, 2010, was the first day Mr. Lee was available to interview potential new counsel, and he spent all day doing so.  The Debtors’ then-proposed, substitute bankruptcy counsel, WRSSR, was informed that night that the Debtors wanted to engage them for these Cases.  WRSSR then had to perform conflict checks and related issues, and sent a Substitution of Attorney to Winthrop Couchot on Sunday, July 25, 2010.

On July 26, 2010, the Debtors’ then-current Chief Restructuring Officer (or “CRO”), Brian Weiss (“Weiss”), submitted his resignation to the Debtors.  The Debtors immediately began interviewing potential CROs, and retained Charles T. Moffitt as their CRO effective as of July 27, 2010.

The Trustee Motion alleged, among other things, that the Debtors and their management repeatedly failed to follow the Bankruptcy Code, Bankruptcy Rules and/or Local Bankruptcy Rules.  The Trustee Motion did not make any fraud allegations  The Debtors’ disputed the OUST’s allegations, and believe that the majority of the allegations in the Trustee Motion were  the result of the failure of Winthrop Couchot to accurately advise, assist and represent the Debtors.  Among other things, Winthrop Couchot failed to file a second motion seeking to extend the Debtors’ deadline to file their Schedules and Statements of Financial Affairs, failed to file a first day cash management motion and failed to request extensions of the deadline to file Monthly Operating Reports from the OUST.  As of the date of this Disclosure Statement was filed, Winthrop Couchot is asserting an Administrative Claim in excess of $350,000, which Claim the Debtors’ dispute.  Further, the Debtors reserve their rights to pursue claims against Winthrop Couchot, including, but not limited to, claims for the turnover of $94,000 of the Fresno Debtors’ funds wrongfully held by Winthrop Couchot, conversion and professional negligence.

In the midst of retaining new counsel and a new CRO following, the first hearing on the Trustee Motion was held on July 27, 2010.  Subsequent, evidentiary hearings were held on the following dates: (i) July 29, 2010; (ii) August 2, 2010; (iii) August 5, 2010; and (iv) August 27, 2010.  A continued evidentiary hearing was scheduled for September 13, 2010.  However, on September 10, 2010, the Debtors, the OUST, the Committee and the Setal Entities entered into that certain “Stipulation to Continue the Evidentiary Hearings on the United States Trustee’s Motion to Appoint a Chapter 11 Trustee in All Eight Cases” (the “OUST Stipulation”) [Docket No. 361].  Pursuant to the OUST Stipulation, the OUST agreed to continue the evidentiary hearing on the Trustee Motion provided the Debtors, among other things, filed updated declarations on the status of the Exit Financing.  Based upon declarations filed by the Debtors, the hearing on the Trustee Motion has been continued three times as of the date this Disclosure Statement was filed, with the next hearing to be held following the expected date of Plan Confirmation.

7.           Assumption of Non-Residential Real Property Leases.

On or about September 9, 2010, the Debtors’ filed their Motion Pursuant To Section 365(A) Of The Bankruptcy Code And Bankruptcy Rules 6004 And 6006 For Entry Of An Order Authorizing The Assumption Or Rejection Of Certain Non-Residential Real Property Leases And For Various Related Relief (the “First Lease Motion”) pursuant to which approximately forty-one (41) non-residential real property leases were assumed.  On or about December 14, 2010, the Debtors’ filed their Debtors’ Second Motion Pursuant To 11 U.S.C. §§ 365(A) And 365(D)(4)(B)(Ii) And Bankruptcy Rules 6004 And 6006 For Entry Of An Order (1) Authorizing The Assumption Of Certain Non-Residential Real Property Leases; (2) Extending The Deadline To Assume Or Reject Certain Non-Residential Real Property Leases; And (3) Granting Related Relief (the “Second Lease Motion”).  Pursuant to the Second Lease Motion, the Debtors assumed an additional three (3) leases and extended the deadline to assume or reject the non-residential real property leases for twenty-six (26) locations.  See, Article IV.E of the Disclosure Statement for detail regarding the treatment of the 26 unexpired non-residential real property leases.

8.           Exit Financing and Subsequent Public Offering.

The Plan will be funded by new financing in the sum of approximately $12 million to be raised by Provident through a private offering of the Reorganized Debtor’s new debt and/or equity securities.  The holders of the Reorganized Debtor’s new debt securities shall receive senior secured liens on substantially all of the Reorganized Debtor’s assets.  Pursuant to the terms of Provident’s engagement, after securing the Exit Financing and after the Effective Date, Provident will engage with the Reorganized Debtor towards a Subsequent Public Offering on a “firm commitment” basis, subject to the conditions contained in its engagement letter, a copy of which is attached hereto as Exhibit “F.”  Under the Plan and as set forth more fully in Article IV.C below, Creditors will receive New Common Stock issued in connection with the Subsequent Public Offering.

It is the intention of the Reorganized Debtor to effect such Subsequent Public Offering within one year after the Effective Date.  There can be no assurance that the Reorganized Debtor will be able to effect a Subsequent Public Offering.  Factors that will impact the Reorganized Debtor's ability to effect a Subsequent Public Offering include but are not limited to the ability of the Reorganized Debtor to obtain audits of prior year financial statements, the ability of the Reorganized Debtor to get current in its filings with the Securities and Exchange Commission and the existence of favorable market conditions.  While the Debtors have an engagement letter with Provident to effect a Subsequent Public Offering, there is no legally binding obligation to effect such an offering and therefore no assurance can be given that such Subsequent Public Offering will be consummated.

9.           Motion to Substantively Consolidate All of the Debtors’ Cases Upon Plan Confirmation.

On or before January 6, 2011, the Debtors will file their motion to substantively consolidate their eight Cases upon the Effective Date.  Pre-petition, the Debtors operated as one consolidated entity, no creditors will be harmed by the substantive consolidation and the Debtors’ ability to successfully raise exit financing is dependent upon the substantive consolidation of the Cases.

IV.     CLASSIFICATION AND TREATMENT OF CLAIMS
     AND INTERESTS UNDER THE PLAN

A.	What Creditors and Interest Holders Will Receive Under the Plan

As required by the Bankruptcy Code, the Plan classifies Claims and Interests in various Classes according to their right to priority.  The Plan states whether each Class of Claims or Interests is impaired or unimpaired.  The Plan provides the treatment each Class will receive.

B.	Unclassified Claims

Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code.  As such, the Debtors have not placed the following Claims in a Class.

1.           Administrative Expenses

Administrative expenses are Claims for costs or expenses of administering the Debtors’ Chapter 11 Cases which are allowed under Bankruptcy Code Section 507(a)(1).  Allowed Administrative Claims representing post-Petition Date liabilities incurred by the Debtors in the ordinary course of their business shall be paid in full in accordance with the terms and conditions of the particular transaction giving rise to such liabilities and any agreements relating thereto.  The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date unless a particular Claimant agrees to a different treatment.  While the Debtors’ Chapter 11 Cases remain open, the Reorganized Debtor will continue to (i) file with the United States Trustee monthly operating reports; and (ii) timely pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

The following chart lists all of the Debtors’ § 507(a)(1) administrative claims and their treatment under the Plan.

/ / /

Name	Amount Owed[8]	Treatment

Clerk's Office Fees	$0 (Estimate)	Paid in full on the Effective Date by the Reorganized Debtor

Office of the U.S. Trustee Fees	$0 (Estimate)	Paid in full on the Effective Date by the Reorganized Debtor

Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP, bankruptcy counsel to the Debtors	Approximately $400,000 in addition to the post-petition retainer and monthly fee payments paid by the Debtors	Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.

INTL Provident Group, the Debtors’ investment banker	Approximately $1 million pursuant to the Exit Financing and Provident’s employment agreement	Paid in full on the later of (i) the Effective Date, or (ii) the closing of the Exit Financing.

C.T. Moffitt & Company and Charles T. Moffitt, the Debtors’ financial advisors and Chief Restructuring Officer	Approximately $200,000	Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.

Fulbright & Jaworski, LLP, the Debtors’ special corporate and securities counsel.	Approximately $100,000	Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.

Duane Morris LLP, counsel to the Committee	Approximately $450,000	Paid in full by the Reorganized Debtor on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses.

8 The amounts set forth in this chart are estimates of the administrative claim amount that the Debtors believe each Administrative Claimant will be entitled to on the Effective Date.  The amounts set forth in this chart are subject to change.  The Debtors believe that some of the Professional Fees will either be reduced by objection thereto or by voluntary reduction, or that Professionals will take one –half of their fees in New Common Stock at the Discounted Stock Price.  The Debtors reserve their right to object to each of these Administrative Claims.

Name	Amount Owed[8]	Treatment

Winthrop Couchot, LLP (“Winthrop”), the Debtors’ former bankruptcy counsel	$150,000 (already holding $94,000)
Winthrop alleges it is owed in excess of $400,000.  Pre-petition and post-petition, Winthrop has been paid $162,500 and has refused to turn over $94,000 in cash collateral that it is holding at the Gamet Parties’ request and pursuant to Bankruptcy Court order.  The Debtors intend on commencing a turnover action against Winthrop, and the Debtors reserve all claims, including professional negligence, against Winthrop Couchot.  As such, the Debtors will request that the Court disallow this disputed Administrative Claim.  However, in an abundance of caution, the Debtors have estimated an amount of $150,000 for this disputed Creditor, of which $94,000 is already in its possession.

This Claim is Disputed – the Debtors Intend to Object Prior to Plan Confirmation.

Brian Weiss, former Chief Restructuring Officer	$24,000
The Debtors and Mr. Weiss have reached an agreement pursuant to which Mr. Weiss will be entitled to a $24,000 Administrative Claim against these Estates.  This Claim will be paid in seven (7) equal installments once Bankruptcy Court approval of the agreement is obtained.

Setal Entities	$786,000
Payment in full by the Reorganized Debtor on the Effective Date.  This amount is subject to change as it based on the $1 million DIP Loan.  As of December 31, 2010, the outstanding balance on the DIP Loan is $786,000.

TOTAL	$2.6 million est. (see Footnote 8)	Paid in the manner described above

Court Approval of Fees Required:

The Bankruptcy Court must approve all Professional fees and expenses listed in this chart before they may be paid.  For all Professional fees and expenses except fees owing to the Clerk of the Court and fees owing to the Office of the United States Trustee (the “OUST”), the Professional in question must file and serve a properly noticed fee application and the Court must rule on the application, unless payment of such fees and expenses has previously been approved by this Court pursuant to 11 U.S.C. § 328(a).  Only the amount of fees and expenses allowed by the Court will be required to be paid under the Plan.  The Administrative Claim amounts set forth above for Professional fees and expenses simply represent the Debtors’ best estimate as to the amount of Allowed Administrative Claims for Professional fees and expenses in these Cases, making the assumption that the Debtors make all of the post-petition Professional fee monthly payments that the Debtors are authorized to make pursuant to the Court approved budget and related orders.  The actual Administrative Claims for Professional fees and expenses may be higher or lower.  By voting to accept the Plan, Creditors are not acknowledging the validity of, or consenting to the amount of, any of these Administrative Claims for Professional fees and expenses, and Creditors are not waiving any of their rights to object to the allowance of any of these Administrative Claims for Professional fees and expenses.  Also, the Professionals employed in these Cases may, prior to the Effective Date, seek Court approval of interim fees and expenses incurred in excess of the post-petition Professional fee monthly payments received by such Professionals.  To the extent any such interim fees and expenses are allowed by the Bankruptcy Court and paid by the Debtors prior to the Effective Date, that will reduce the amount of Professional fees and expenses to be paid by the Reorganized Debtor.

The last day to file Chapter 11 Administrative Claims (except for ordinary post-petition operating obligations and Professional fees and expenses) is thirty (30) days after the Effective Date.  Administrative expenses will be paid on the later of the Effective Date or 14 days after the entry of a non-appealable order allowing the Administrative expense, unless the administrative Claimant has consented otherwise in writing.  Post-petition trade Claims incurred by the Debtors in the ordinary course of their business shall be paid according to ordinary trade terms in the absence of an express agreement to the contrary.

As indicated above, the Debtors estimate that they will need to pay approximately $2.6 million of Administrative Claims on the earlier of the Effective Date and the date the Bankruptcy Court enters an order allowing such fees and expenses.  The figures set forth above are just estimates of what the Debtors anticipate will be the ultimate allowed amount of such Administrative Claims in these Cases.  The actual Administrative Claims could be higher or lower depending upon a number of factors to be resolved in these Cases.  Moreover, the Debtors reserve the right to review and, if appropriate, object to any requests for allowance of administrative expense Claims, including fee applications of all Professionals.

2.	Priority Tax Claims

Priority Tax Claims include certain unsecured income, employment and other taxes described by Section 507(a)(8) of the Bankruptcy Code not secured by a lien in the Debtors’ assets.  The Bankruptcy Code requires that each holder of such a Section 507(a)(8) Priority Tax claim receive the present value of such Claim in deferred Cash payments (i) of a total value, as of the Effective Date, equal to the allowed amount of such Claim, (ii) over a period ending not later than five (5) years from the Petition Date, and (iii) in a manner not less favorable than the most favored nonpriority unsecured Claim provided for under the Plan.

While the Debtors’ propose to pay the majority of Priority Tax Claims over a period ending not later than five (5) years from the Petition Date, the Debtors reserve the right to pay any Allowed Priority Tax Claim in full either upon the Effective Date or at the time of the Subsequent Public Offering.  To the extent the Debtors’ propose to pay a Priority Tax Claim upon the Effective Date, the Debtors are proposing to pay such Claim as soon as practicable after the Effective Date.

The Debtors believe that there are approximately $749,000 of Section 507(a)(8) Priority Tax Claims as set forth more fully in the chart below.

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Description	Amount Owed[9]	Treatment

City of Chesapeake, Treasurer (“CCT”) Mailing Address: City of Chesapeake, Treasurer P.O. Box 16495 Chesapeake, VA 2338-6495 Type of Tax = Bus. Lic. Tax, Bus. Prop. Tax Proof of Claim: No. 46-1 Claim Filed Against: Portsmouth	$248.22
CCT filed a Proof of Claim in the amount of an $8,253.36 Secured Claim and a $248.22 General Unsecured Claim.  CCT’s alleged Secured Claim is for personal property tax.  CCT is not entitled to a Secured Claim, and the Debtors dispute the amount of CCT’s alleged Secured Claim

Depending on the amount of CCT’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CCT on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

City of Newport News (“CNN”) Mailing Address: City of Newport News, Virginia City Attorney’s Office 2400 Washington Ave. Newport News, VA 23607 Type of Tax = Secured Real & Personal Property Taxes, Priority Business Taxes, Unsecured Municipal Fees Proof of Claim: No. 19-1 and 20-1 (Duplicates) Claim Filed Against: Portsmouth	$425
CNN filed two identical Proofs of Claim in the total amount of $1,568.64.  The Debtors paid $818.93 of the Priority Claim listed on the claims on 7/2/2010.  The Debtors agree that CNN should be entitled to a Priority Tax Claim in the amount of $425 and a General Unsecured Claim of $324.71.

Depending on the amount of CNN’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CNN on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

9 The amounts set forth in this chart are estimates of the Claim amount that the Debtors believe each Claimant is entitled to on the Effective Date.  The Debtors reserve their right to object to each of these Claims.

Description	Amount Owed[9]	Treatment

City of Norfolk, Virginia (“CNV”) Mailing Address: City of Norfolk, Virginia Attn: Authorized Agent P.O. Box 3215 Norfolk, VA 23514-3215 Type of Tax = Business Property Tax Proof of Claim: No. 28-1 and 45-1 (Duplicates) Claim Filed Against: Portsmouth	$47.30
CNV filed two duplicate Claims except that one asserted a Priority Claim and one asserted a Secured Claim.  The Debtors will object to the Secured Claim in an omnibus set of objections.  The Debtors agree CNV is entitled to one Priority Claim in the amount of $47.30.

CNV will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

This Claim is Disputed as a Duplicate.

City of Virginia Beach (“CVB”) Mailing Address: City of Virginia Beach Treasurer Bankruptcy Records 2401 Courthouse Drive Virginia Beach, VA 23456 Type of Tax = Personal Property Tax, Interest and Penalties Proof of Claim: No. 141-1 Claim Filed Against: Enivel but “Name of Debtor” is Portsmouth	$1,247.00
The Debtors scheduled CVB with a $1,247 Priority Claim.  The Debtors dispute the remainder of CVB’s $21,168.91 Claim (which was filed in the incorrect bankruptcy case of Enivel).

Depending on the amount of CVB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CVB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed[9]	Treatment

County of San Bernardino (“CSB”) Mailing Address: County of San Bernardino Office of the Tax Collector 172 West Third Street San Bernardino, CA 92415 Type of Tax = Unknown Proof of Claim: No. 15-1 Claim Filed Against: CCI	$215.25
The Debtors scheduled CSB with a $215.25 Priority Claim.  CSB filed a $3,709.71 Secured Claim against CCI.  The Debtors dispute the remainder of CSB’s Claim.  Additionally, there is no backup or evidence to CSB’s alleged Claim.

Depending on the amount of CSB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay CVB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Employment Development Department (California) (“EDD”) Mailing Address: Employment Development Department Bankruptcy Group MIC 92E P.O. Box 826880 Sacramento, CA 9428-0001 Type of Tax = Payroll Proof of Claim: No. 16-1 Claim Filed Against: CCI	$13,224.67
USDC scheduled the EDD with a $13,224.67 Priority Claim.  Claim No. 16-1 includes amounts that were paid and asserts a $21,175.94 priority and unsecured Claim against CCI.  The Debtors intend to object to this Claim. Additionally, there is no backup or evidence to EDD’s alleged claim.

Depending on the amount of EDD’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay EDD on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Priority Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed[9]	Treatment

Franchise Tax Board (“FTB”) Mailing Address: Bankruptcy Section MS A340 Franchise Tax Board PO Box 2952 Sacramento, CA 95812-2952 Type of Tax = Unknown Proof of Claim: Nos. 35-1 (CCI), 36-1 (Fresno 1), 22-1(Fresno 2), 23-1(Fresno 2), 59-1(Portsmouth), 36-1(Tuchman), 48-1(USDC) Claims Filed Against: CCI, Fresno 1, Fresno 2, Portsmouth, Tuchman, USDC	$12,800
The FTB filed at least seven Proofs of Claim against six Debtors asserting approximately $555,000 in Priority Claims and over $100,000 in general Unsecured Claims.  Because the Debtors have not filed tax returns, the FTB apparently estimated taxes owed based on the prior owners’ tax returns.  Once the Debtors become current on their tax returns, they believe they will be successful in objecting to these Claims due to the Debtors’ combined losses.  The Debtors’ estimate of what is owed to the FTB is approximately $12,800.  The Debtors intend to object to this Claim. Additionally, there is no backup or evidence to FTB’s alleged Claim.

Depending on the amount of FTB’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or upon the Subsequent Public Offering, or will pay FTB on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Hamilton County Treasurer (“Hamilton”) Mailing Address: Hamilton County Treasurer Courthouse 33 N. 9th Street #112 Noblesville IN 46060 Type of Tax = Property and Payroll Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$3,559.39	Hamilton will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

Description	Amount Owed[9]	Treatment

Hancock County (“Hancock”) Mailing Address: Hancock County 111 South American Legion Place Greenfield, IN 46140 Type of Tax = Payroll Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$4.57	Hancock will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

Hendricks County Treasurer (“Hendricks”) Mailing Address: Hendricks County Treasurer Attn: Corporate Officer P.O. Box 6037 Indianapolis, IN 46206-6037 Type of Tax = Payroll and Property Proof of Claim: N/A. Scheduled Claim (Tuchman). Claim Filed Against: N/A	$2,475.36	Hendricks will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

Description	Amount Owed[9]	Treatment

Internal Revenue Service (“IRS”) Mailing Address: Internal Revenue Service Insolvency Group 6 300 North Los Angeles St., M/S 5022 Los Angeles, CA 90012 Type of Tax = Withholding, Corporate Proof of Claim: Nos. 1-1 (Enivel), 1-2 (Enivel), 9-1 (CCI), 13-1 (Fresno 1), 37-1 (Portsmouth), 13-1 (Tuchman), 25-1 (USDC), 14-1 (USDC Fresno) Claims Filed Against the Following Debtors: Enivel CCI Portsmouth Tuchman Fresno 1 USDC Steam Press	$499,448
The IRS filed at least eight Proofs of Claim against various Debtors in a total amount in excess of $1 million.  Many of these Claims were based on estimates of the various Debtors’ alleged income as the Debtors did not file federal tax returns for at least the three year period prior to the Petition Date.  The Debtors intend on objecting to the IRS claims.  As part of the compliance that will be necessary for the Subsequent Public Offering, the Debtors will be filing federal tax returns.  The Debtors estimate that they owe approximately $499,448 to the IRS.

With respect to any Allowed Claim of the IRS, the IRS shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Tax Claims following the Effective Date at the fixed rate equal to the rate set forth in 26 U.S.C. § 6621 existing on the Effective Date, which the Debtors believe will be 3.43%.

This Claim is Disputed – Debtors to Object to Claim.

Los Angeles County Treasurer and Tax Collector Mailing Address: Los Angeles County Treasurer and Tax Collector PO Box 54110 Los Angeles, CA 90054-0110 Type of Tax = Property Taxes	$0
The Los Angeles County Tax Collector filed a property tax claim based on property purportedly owned by the Debtors in Glendale.  The Debtors do not have any property or store locations in Glendale.  The name on the tax bill is “Kim, Danny DBA.”, and not the Debtors’ name.  The Debtors do not owe any money to the Los Angeles County Tax Collector.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed[9]	Treatment

Orange County Treasurer and Tax Collector (“OCT”) Mailing Address: Orange County Treasurer and Tax Collector Attn: Bankruptcy Unit P.O. Box 1438 Santa Ana, CA 92702 Type of Tax = Personal Property Taxes Proof of Claim: Nos. 3-1 (USDC), 6-1 (CCI) Claim Filed Against: USDC and CCI	$726.30
The Debtors will agree to OCT’s Proof of Claim filed against USDC in the amount of $726.30.  The Debtors dispute Claim No. 6-1, which was filed in CCI’s bankruptcy.   CCI does not have any stores located in Orange County and does not have any personal property located in Orange County.

Depending on the amount of OCT’s Allowed Priority Tax Claim, the Debtors will either pay the Claim in full on the Effective Date or will pay OCT on its Allowed Claim in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such Tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Riverside County Tax Collector (“RCTC”) Mailing Address: Riverside County Tax Collector Attn: Ismael Vargas 4080 Lemon St., 4th Floor Riverside, CA 92501 Type of Tax = Secured Property Taxes Proof of Claim: Nos. 70-1 (Enivel), 71-1 (Enivel) Claim Filed Against: Enivel (Wrong Debtor)	$15,587.34
CCI scheduled RTCT with a $15,587.34 Priority Claim for property taxes.  RCTC filed two proofs of Claim in Enivel’s bankruptcy case totaling over $33,000.  The Debtors dispute these additional Claims and will object to them.

With respect to any Allowed Claim of RCTC, RCTC shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate of 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed[9]	Treatment

Stanislaus County Tax Collector (“Stanislaus”) Mailing Address: Stanislaus County Tax Collector P.O. .Box 859 Modesto, CA 95353 Type of Tax = Secured Property Taxes Proof of Claim: Nos. 19-1 (Fresno 1), 20-1 (Fresno 1), 21-1 (Fresno 1), 9-1 (Fresno 2) Claim Filed Against: $458.69 (Fresno 1), $768.39 (Fresno 1), $280.44 (Fresno 1), $117.25 (Fresno 2)	$1,624.77
Stanislaus filed four proofs of Claim totaling $1,624.77.  The Debtors do not dispute these amounts (but do not agree to the 10% penalty and 18% interest alleged in the Claims as owing if not paid in full by October 2010 as the Debtors cannot pay pre-petition claims absent Bankruptcy Court approval).

Stanislaus will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

State Board of Equalization (“SBE”) Mailing Address: State Board of Equalization Special Operations Branch, MIC 55 PO Box 942879 Sacramento, CA 94279-005 Type of Tax = Hazardous Substance Tax Proof of Claim: No. 7-1 Claim Filed Against: CCI	$326.36	SBE will be paid in full by the Reorganized Debtor upon the Effective Date, or as soon as practicable thereafter.

State of Hawaii, Department of Taxation (“Hawaii”) Mailing Address: State Tax Collector Attn: Bankruptcy Unit PO Box 259 Honolulu, HI 96809 Type of Tax = Payroll and General Excise Proof of Claim: No. 16-1 Claim Filed Against: Enivel	$138,237
Hawaii filed a $163,032.27 Priority Claim and a $55,785.65 General Unsecured Claim against Enivel.  The Debtors believe that Hawaii is entitled to a Priority Claim in the amount of approximately $138,237, and intends to object to Claim No. 16-1.

With respect to any Allowed Claim of Hawaii, Hawaii shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax Claims following the Effective Date at the fixed rate equal to 5%.

This Claim is Disputed – Debtors to Object to Claim.

Description	Amount Owed[9]	Treatment

Virginia Department of Taxation (“VDT”) Mailing Address: Virginia Department of Taxation 3600 W Broad St Richmond, VA 23230 Type of Tax = Payroll Taxes Proof of Claim: No filed claim. Scheduled by Portsmouth. Claim Filed Against: N/A	$58,703.50
Portsmouth scheduled a Priority Claim in the amount of $58,703.50, which includes $11,803.30 purportedly owed to VEC pursuant to Claim No. 36-1 (see box below).  The Debtors do not dispute they owe this amount – but need clarification as to whom the $11,803.30 is owed.  Therefore, the Debtors have provided for the full amount of the claim to VDT and intend on objecting to VEC’s claim.

With respect to any Allowed Claim of VDT, VDT shall be paid in equal quarterly installments made by the 15th day following the end of each quarter following the Effective Date over a period not to exceed five years following the Petition Date, with interest to accrue on such tax claims following the Effective Date at the fixed rate equal to 5%.

Virginia Employment Commission (“VEC”) Mailing Address: Virginia Employment Commission P.O. Box 1358 Acct’s Rec – Rm 305 Richmond, Virginia 23218 Type of Tax = Unemployment Taxes Proof of Claim: No. 36-1 Claim Filed Against: Portsmouth	$0
See box above regarding discussion of VDT’s Claim.  The Debtors’ books and records show that the amount allegedly owed to VEC pursuant to Proof of Claim No. 36-1 is actually owed to VDT.  The Debtors intend on objecting to this claim.

This Claim is Disputed – Debtors to Object to Claim.

TOTAL	$749,000 Est.	Paid in the manner described above

C.	Classified Claims and Interests

1.	Class of Secured Claims

Secured Claims are Claims secured by liens on property of the Estates.  The following chart sets forth the description and treatment of each of the Debtors’ known Secured Claims.  The Debtors have listed the below Creditors based on the priority of their liens.

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Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

1	First Hawaiian Bank Collateral Description = Lien on 2007 Ford Truck against Enivel [Car Loan]	No	Yes Claim in this Class is entitled to vote on the Plan
Class 1 Claim will be paid in monthly installments of $294.94 per month until paid in full in accordance with the loan documents.  Pending satisfaction of the Class 1 Claim, Creditor will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – May 1, 2010 or the first day of the month following the Effective Date, whichever is later.

Payment end date – October 1, 2014

Interest rate – contract

Pmt amount/interval – $294.94/mo.

Such treatment shall be in full and complete satisfaction of the Class 1 Claim.

2	Butler Capital Corporation Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A. Equipment Loan. Amount of Claim = $10,000 as of 11/30/10.	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 2 Claim will continue to be paid in accordance with the terms of that certain amended agreement L63776.  Pending satisfaction of the Class 2 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – December 1, 2010

Payment end date – November 1, 2012

Interest rate – N/A

Pmt amount/interval –  $416.67

Such treatment shall be in full and complete satisfaction of the Class 2 Claim.

3	Butler Capital Corporation Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A. Equipment Loan Amount of Claim = $10,000 as of 11/30/10	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 3 Claim will continue to be paid in accordance with the terms of that certain amended agreement L63841.  Pending satisfaction of the Class 3 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – December 1, 2010

Payment end date – November 1, 2012

Interest rate – N/A

Pmt amount/interval –  $416.66

Such treatment shall be in full and complete satisfaction of the Class 3 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

4	Leaf Funding, Inc. Collateral Description = 1st Priority Lien on Specific Assets of CCI Collateral Value = N/A. Equipment Loan Amount of Claim = $10,000 as of 12/31/10	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 4 Claim will be paid in accordance with the terms and conditions set forth in that certain agreement between the parties providing for monthly payments of $833.33 commencing January 1, 2011. Pending satisfaction of Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – January 14, 2011

Payment end date – December 14, 2011

Interest rate –  N/A

Pmt amount/interval –  $833.33

Such treatment shall be in full and complete satisfaction of the Class 4 Claim.

5
GMAC

Collateral Description = 1st Priority Lien in CCI on Chevrolet Express Van

Collateral Value = N/A. Car Loan.

Amount of Claim = $9,000 as of 12/31/10

*Creditor filed a Proof of Claim in the amount of $9,941.96.  The Debtors dispute this amount.
		No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 5 Claim will be paid in monthly installments of $375.00 per month until paid in full.  Pending satisfaction of the Class 5 Claim, Class 5 Claimant will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – May 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – April 1, 2013 or 24 months after the payments commence

Interest rate – N/A

Pmt amount/interval – $375/mo.

Such treatment shall be in full and complete satisfaction of the Class 5 Claim.

6	Murphy Bank Collateral Description = 1st Priority Lien on 2005 Ford F250 Truck against Fresno 1 Collateral Value = N/A. Car Loan. Amount of Claim = $500	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 6 Claim will be paid in 2 monthly installments of $250.00 per month until paid in full.  Pending satisfaction of the Class 6 Claim, Creditor will continue to retain lien on its collateral.

Payment Interval – monthly

Payment start date – May 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – June 1, 2011

Interest rate – N/A

Pmt amount/interval – $250/mo.

Such treatment shall be in full and complete satisfaction of the Class 6 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

7	Rhoton Family Trust Dated 5/8/00 Collateral Description = 1st Priority Lien on Assets of Enivel and USDC Collateral Value = N/A Amount of Claim = $77,675.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 7 shall receive a Cash payment of $38,838.00. In addition, Class 7 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $38,837.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 7 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve (12) months from the Effective Date, the balance of the Class 7 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 7 Claimant shall retain a lien on its collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 7 Claim.

8	Robin Rix Collateral Description = 1st Priority Lien on Certain Assets of CCI Collateral Value = N/A Amount of Claim = $143,058.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 8 shall receive a Cash payment of $71,529.00. In addition, Class 8 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $71,529.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 8 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve  (12) months from the Effective Date, the balance of the Class 8 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 8 Claimant shall retain a lien on his collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 8 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

9	Abdul Chauthani Collateral Description = 2nd Priority Lien on Certain Assets of CCI Collateral Value = N/A Amount of Claim = $81,697.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 9 shall receive a Cash payment of $40,849.00. In addition, Class 9 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $40,848.00. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 9 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within twelve  (12) months from the Effective Date, the balance of the Class 9 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 9 Claimant shall retain a lien on his collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 9 Claim.

10	GE Capital Collateral Description = 1st Priority Lien on Certain Counters and Equipment at CCI Collateral Value = N/A. Equipment Loan. Amount of Claim = $5,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 10 Claim will be paid in monthly installments of $416.67 per month until paid in full.  Pending satisfaction of the Class 10 Claim, Creditor will continue to retain lien on its collateral.

Payment start date – May 1, 2011 or the first day of the month following the Effective Date, whichever is later.

Payment end date – June 1, 2012 est.

Interest rate – N/A

Such treatment shall be in full and complete satisfaction of the Class 10 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

11	First Hawaiian Bank Collateral Description = 2nd Priority Lien on Assets of Enivel Collateral Value = N/A. Amount of Claim = $450,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 11 Claim will be paid in monthly installments of $6,655.05 as provided in the Promissory Note commencing on the 6th day of the month one month following the Effective Date and continuing until November 6, 2014, at which time the balance owing shall be paid in full.  Pending satisfaction of the Class 11 Claim, Creditor will continue to retain lien on its collateral with the same validity, extent and priority as the Class 11 Creditor was entitled to on the Petition Date.

Payment start date – May 6, 2011 (est.)

Payment end date – November 6, 2014

Interest rate – 6.375%

Pmt amount/interval – $6,655.05/mo.; balloon payment on November 6, 2014 of $249,932.19.

Such treatment shall be in full and complete satisfaction of Claim.

At the election of the Reorganized Debtor, the Class 11 Claim may be paid in full upon the receipt by the Reorganized Debtor of the proceeds of the Subsequent Public Offering without incurring any pre-payment penalty.

12	Alliance Laundry Systems Collateral Description = 1st Priority Lien on Certain Assets of Fresno 1 Collateral Value = N/A. Equipment Loan. Amount of Claim = $10,000.00	No	Yes Claim in this Class is Entitled to Vote on the Plan.
Class 12 Claim will continue to be paid in accordance with the terms of that certain amended agreement between the parties.  Pending satisfaction of the Claim, the Class 12 Creditor will continue to retain lien on its collateral with the same validity, extent and priority as Creditor was entitled to on the Petition Date.

Payment Interval – monthly

Payment start date – January 14, 2011

Payment end date – December 14, 2011

Interest rate – 10%

Pmt amount/interval – $833.33/mo.

Such treatment shall be in full and complete satisfaction of the Class 12 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

13
Diane S. Field, Chapter 7 Trustee of the Estate of Robinson Corp.

Collateral Description = 3rd Priority Lien on Assets of Enivel

Amount of Claim = $31,467.95 (Based on Promissory Note arising from asset purchase)
		No	Yes Claim in this Class is Entitled to Vote on the Plan.
As soon as practicable after the Effective Date, Class 13 shall receive a Cash payment of $15,733.98. In addition, Class 13 shall receive a secured convertible note of the Reorganized Debtor (the “New Note”) in the amount of $15,733.98. The New Note shall bear interest from the Effective Date at the rate of 6%, principal and accrued interest shall be payable when the Subsequent Public Offering is funded and shall be convertible at the option of the Class 13 Claimant into New Common Stock at the Discounted Stock Price to be issued in connection with the Subsequent Public Offering. If the Subsequent Public Offering is not effective within 12 months from the Effective Date, the balance of the Class 13 Claim, including accrued interest, shall be amortized over twelve months and paid in equal monthly installments commencing on the first day of the month thirteen (13) months after the Effective Date. The Class 13 Claimant shall retain a lien on its collateral subordinate to the lien granted to the Exit Financing holders.

Such treatment shall be in full and complete satisfaction of the Class 13 Claim.

14
The Setal Entities

Collateral description =

×     Senior priority liens on assets of USDC.

×     4th priority liens on assets of Enivel

×     3rd priority liens on assets of Steam Press

×     4th priority liens on assets of CCI

×     Senior priority liens on assets of Fresno 1

×     Senior priority liens on assets of Fresno 2

×     1st priority liens on assets of Portsmouth

×     1st priority liens on assets of Tuchman

Amount of Claims = In excess of $20 million as of 12/31/10

		No	Yes Claim in this Class is Entitled to Vote on the Plan.
General: Class 14 Claimants holding in excess of $20 million in Secured Claims, although not similarly situated with respect to priorities, will receive equal treatment under the Plan.  Members of Class 14 will receive the following treatment under the Plan.

Compromise of Claim:

Although the Setal Entities allege they are entitled to a Secured Claim in the amount of at least $20 million, the Debtors dispute the validity of some of the penalties and other charges.  In order to resolve these differences, the Setal Entities have agreed to Cash and a convertible note totaling approximately $9.1 million, with the balance of their Claims to be satisfied by the issuance of .New Common Stock in the Reorganized Debtor. The Setal Entities have also agreed to waive approximately $1.0 million of their claims.  In order to effect the Exit Financing and thereby provide the funding for payments to junior Classes of Creditors under the Plan, the Setal Entities would be required to subordinate a portion and convert a portion of their Secured Claims. Based thereon, the Debtors believe that these terms are in the best interests of the Estates and are reasonable under the circumstances. This proposed compromise and treatment under the Plan is subject to Bankruptcy Rule 9019 and Confirmation of the Plan.

Initial Cash Payment:

As soon as practicable after the Effective Date, Class 14 shall receive a Cash payment of $5 million.

Secured Convertible Promissory Note:

The Reorganized Debtor will issue its secured convertible promissory note (the “Class 14 Note”) to Claimant in the principal amount of $4.1 million, which will subordinated to the New Debt Securities and otherwise payable upon the same terms (interest rate, maturity date, etc.) and conditions as the New Debt Securities and which will be subordinated to the New Debt Securities and other existing senior liens (as described in the Plan).

Equity:

On the Effective Date Class 14 Claimants shall received 420,000 shares of the New Common Stock of the Reorganized Debtor. As soon as practicable after the Subsequent Public Offering, Class 14 Claimants shall receive New Common Stock at the Discounted Stock Price to satisfy the balance of the Class 14 Secured Claim (approximately $8,294,093).  If the Subsequent Public Offering is not effective within twelve  (12) months after the Effective Date, the Class 14 Claimants shall  elect to convert the balance of their Secured Claim to New Common Stock of the Reorganized Debtor at a rate of one (1) share for each of $5.00 of Secured Claim.
Such treatment shall be in full and complete satisfaction of the Class 14 Claim.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

15
Bell Hop Cleaners of California, Inc. and Team Equipment, Inc.

Collateral Description =

×     Disputed junior liens on assets of USDC

×     Disputed junior liens on assets of Enivel

×     Disputed junior liens on assets of Steam Press

×     Disputed junior liens on assets of CCI

×     Disputed junior liens on assets of Fresno 1

×     Disputed junior liens on assets of Fresno 2

Amount of Claims = $1,976,628.41

*Debtors have a pending action against Bell Hop and Team for Denial of Claims.
		Yes	Yes Claims in this Class are Not Entitled to Vote on the Plan as There is a Pending Action Objecting to Their Claims and Seeking to Disallow Their Claims Pursuant to 11 U.S.C. § 502(d).
The Class 15 Claimants have filed Secured Claims in the face amount of $1,976,628.41. The Debtors contend that the Class 15 Claimants’ liens on the Debtors’ assets are avoidable Insider preferential transfers and fraudulent transfers and that the Class 15 Claims should be subordinated to all Claims of Creditors in these Cases, or otherwise disallowed in their entirety. The Debtors have filed an adversary complaint against the Class 15 Claimants seeking the relief outlined above. Additionally, the alleged liens of the Class 15 Claimants on the assets of the Debtors are junior in priority to the liens of Classes 1 though 14 and the Debtors assert that there is insufficient value in the collateral to provide a security interest to the Class 15 Claimants in any event.  Based on the foregoing, the Class 15 Claimants will receive no distribution on account of their Class 15 Claim.

Alternative Treatment/Mutual Settlement Of Claims:

As an alternative to the treatment of the Class 15 Claims set forth hereinabove, the Debtors would resolve all claims and disputes by and among the Class 15 Claimants on the following basis:

Cash Payment:

As soon as practicable after the Effective Date Class 15 shall receive a Cash payment of $450,000.

Equity:

As soon as practicable after the Subsequent Public Offering, the Class 15 Claimants shall receive New Common Stock at the Discounted Stock Price to satisfy the balance of the Class 15 Claim in the amount of $1,526,628. If the Subsequent Public Offering is not effective within twelve (12) months after the Effective Date, the Class 15 Claimants shall receive New Common Stock of the Reorganized Debtor at a rate of one (1) share for each of $10.00 of Class 15 Claim.

If accepted by the Class 15 Claimants, such treatment shall be in full and complete satisfaction of the Class 15 Claims and all shall compromise and fully resolve and settle all claims by and against the Debtors’ and their officers, directors and affiliates, on the one hand, and the Class 15 Claimants and their officers, directors and affiliates, on the other. The Debtors’ reserve the right to withdraw the proposed compromise of claims and disputes with the Class 15 Claimants at any time prior to acceptance in a writing executed by all of the Class 15 Claimants and the Debtors.

This proposed compromise with the Class 15 Claimants and the alternative treatment under the Plan is subject to approval under Bankruptcy Rule 9019 and Confirmation of the Plan.

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

16
Richardson Patel

Collateral description =

×     Junior priority liens on assets of USDC.

×     Junior priority lien on assets of Enivel

×     Junior priority lien on assets of Steam Press

×     Junior priority lien on assets of CCI

×     Junior priority lien on assets of Fresno 1

×     Junior priority lien on assets of Fresno 2

×     Junior priority lien on assets of Portsmouth

×     Junior priority lien on assets of Tuchman

Amount of Claims = $163,068.00.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $163,068.00.
No
No

Claim in this Class is  deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 16 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to the Class 16 Claimant.  The Class 16 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15. Based on the foregoing, the Class 16 Claimant will receive no distribution on account of its Class 16 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

17
Caine & Weiner Company, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $7,500.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $7,500.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 17 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 17 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant failed to validly perfect its judgment lien against the assets of USDC. Based on the foregoing, the Class 17 Claimant will receive no distribution on account of its Class 17 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

Class #	Description of Secured Creditor & Secured Claim	Insi- der	Impaired (Yes/No)	Treatment

18
Prestige Cleaners, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $82,379.83.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $82,379.83.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 18 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 18 Claimant’s liens are later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant failed to validly perfect its judgment lien against the assets of USDC. Based on the foregoing, the Class 18 Claimant will receive no distribution on account of its Class 18 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

19
Jonathan Neil & Associates, Inc.

Collateral description =

×     Junior priority liens on assets of USDC – Judgment Lien.

Amount of Claim = $19,035.  Based on the fact that there is insufficient collateral to satisfy any portion of this claim, Claimant is deemed to have a Secured Claim in the amount of $0 and an unsecured deficiency claim in the amount of $19,035.
No
No

Claim in this Class is deemed to have rejected the Plan and is therefore not entitled to vote on the Plan as a Class 19 Claimant. However, Claimant is entitled to vote on Plan as a Class 20 Claimant.

Debtors assert that there is insufficient value in the collateral to provide a security interest to Claimant. The Class 19 Claimant’s lien is later in time and thus junior to the liens of Classes 1 through 15.  Moreover, Claimant failed to validly perfect its judgment lien against the assets of USDC as it did not file its UCC financing statement in the Delaware, the state where USDC is incorporated. Based on the foregoing, the Class 19 Claimant will receive no distribution on account of its Class 19 Claim, with the treatment for such Claim to be included in Class 20 (General Unsecured Claims).

2.	Classes of Priority Unsecured Claims

Certain Priority Claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in Classes.  These types of Claims are entitled to priority treatment as follows:  the Bankruptcy Code requires that each holder of such a Claim receive Cash on the Effective Date equal to the allowed amount of such Claim.  However, a class of unsecured Priority Claim holders may vote to accept deferred Cash payments of a value, as of the Effective Date, equal to the allowed amount of such Claim.  The Debtors do not believe that there are any valid outstanding Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims.

3.	Class of General Unsecured Claims

General Unsecured Claims are unsecured Claims not entitled to priority under Bankruptcy Code Section 507(a).  The following chart identifies the Plan's treatment of the Class containing all of the Debtors’ non-priority General Unsecured Claims (See, Exhibit “E” for more detailed information about each Priority Unsecured Claim).

Class #	Description	Impaired	Treatment

20
Except for as otherwise provided in Class 20A below, all General Unsecured Claims, including unsecured deficiency claims of alleged Secured Creditors.

The Debtor estimates that there are a total of approximately $10 million of Class 20 Claims.

Yes Allowed Claims in this Class are entitled to vote on the Plan
Cash Payment:

In full settlement and satisfaction of their Class 20 Claims, holders of Class 20 and 20A Allowed Claims will receive, in the aggregate, $1,000,000 on the Effective Date or as soon as practical thereafter.  After payment of Class 20A Claims, the balance of the $1 million will be distributed on a pro rata basis among Class 20 Claimants with Allowed Class 20 Claims. The balance of the Class 20 Allowed Claims in the approximate amount of $9 million, will receive New Common Stock as described below.

Equity:

As soon as practicable after the Subsequent Public Offering, holders of Class 20 Allowed Claims shall receive a pro rata distribution of New Common Stock in an amount equal to the balance of their  Class 20 Allowed Claims after crediting the Cash distribution. The New Common Stock will be issued at the Discounted Stock Price. The Debtors estimate that approximately $9 million worth of New Common Stock will be issued to Class 20 Claimants with Allowed Claims.

If the Subsequent Public Offering is not effective within one (1) year after the Effective Date, the balance of the Class 20  Claims of approximately $9 million shall receive one share of New Common Stock for every ten dollars ($10) of Claim

Such treatment shall be in full and complete satisfaction of Class 20 Claims.

Class #	Description	Impaired	Treatment

20A	General Unsecured Claims under $1,000 and those Creditors who elect to reduce their Claims to $1,000. Total amount of Claims = approximately $87,000. (“Convenience Class”)	Yes Allowed Claims in this Class are entitled to vote on the Plan
Class 20A Claimants shall receive in full, final and complete satisfaction of their Claims, a distribution as soon as practicable after the Effective Date of an amount equal to twenty percent (20%) of each Allowed Claim.  A Creditor with a Claim in excess of $1,000 may elect in writing on the Ballot for voting on the Plan to reduce its Claim to $1,000 and receive a distribution of 20% (i.e., $200) on such Claim.  If $87,000 of Class 20A Claimants receive 20%, then that will reduce the $1 million for General Unsecured Creditors by approximately $18,000 (and will reduce the amount of outstanding General Unsecured Claims by $87,000).

Such treatment shall be in full and complete satisfaction of Class 20A Claims.

4.	Class of Interest Holders

Interest holders are the parties who hold an ownership Interest (i.e., equity interest) in the Debtors.  USDC is the owner of 100% of the stock of each of the Subsidiary Debtors, meaning that each of the Subsidiary Debtors is a wholly-owned subsidiary of USDC.  Since USDC is a corporation, the owners of the stock in USDC are considered Interest holders.  The following chart identifies the Plan's treatment of the Classes of Interest holders:

Class #	Description	Impaired	Treatment

21	Holders of Convertible Preferred Stock of USDC	Yes. Impaired. Holders of Class 21 interests are entitled to vote on the Plan.
Class 21 Interest holders shall be deemed to have fully exercised their right to convert their preferred stock to common stock at 110% of the applicable conversion rate on the Effective Date.  Class 21 Interest holders shall receive the same treatment for their newly converted common stock as Class 23 common stock.

Such treatment shall be in full and complete satisfaction of Class 21 Interests and all claims for unpaid dividends.

Class #	Description	Impaired	Treatment

22	Holders of Common Stock of USDC	Yes. Impaired. Holders of class 22 Interests are entitled to vote on the Plan.
On the Effective Date all common stock of USDC shall be canceled.  As soon as practicable after the Effective Date, Class 22 Interest holders shall receive one share of New Common Stock for every 25 shares of stock held on the Record Date and surrendered to the transfer agent. As a condition to receiving stock in the Reorganized Debtor, each Class 22 Interest holder must surrender his/hers/its common stock to the Reorganized Debtor’s transfer agent.

23A 23B 23C 23D 23E 23F 23G	Stock in the Subsidiary Debtors as follows: Enivel Steam Press CCI Fresno 1 Fresno 2 Portsmouth Tuchman	No. Not Impaired. Interests in this Class are conclusively deemed to have accepted the Plan and are not entitled to vote on the Plan.
On the Effective Date and assuming the Debtors’ motion to substantively consolidate all these Cases is approved by the Bankruptcy Court, the Subsidiary Debtors will be merged into USDC pursuant to this Plan and applicable state law, shall cease to exist as separate legal entities, and shall become with USDC the Reorganized Debtor.

The holders of the equity interests in Classes 23A–23G shall retain their legal, equitable and contractual rights unaltered by the Plan.

D.	Means of Effectuating the Plan and Implementation of the Plan

1.	Funding for the Plan.

This Plan will be funded by the Exit Financing to be secured by Provident in the aggregate amount of $12,000,000, plus the Debtors’ Cash on hand of approximately $500,000.  After deducting Provident’s fees and costs relating to obtaining the Exit Financing, in the amount of approximately $1,000,000, the Debtors’ Estates will net $11,000,000 from the Exit Financing.  Of this amount, the Reorganized Debtor anticipates that it will require $3.5 million for working capital, regulatory filings and funds to secure new acquisitions in connection with the Subsequent Public Offering,, thereby reducing available funds to implement the Plan to $8.0 million.  Such proceeds will be utilized as follows:

/ / /

/ / /

Administrative	$1,000,000	[10]

DIP loan	$800,000

Lease cures	$50,000

Secured Claims	$5,150,000

Unsecured Claims	$1,000,000

Total:	$8,000,000

Based on the foregoing, the Debtors are confident that sufficient funds will exist to make all required Effective Date payments will be made. The balance of Allowed Claims will be satisfied by the issuance of the New Common Stock and/or payment over time by the Reorganized Debtor.

2.	Release of Liens.

Within 30 days of satisfaction of Secured Claims as set forth in the Plan, holders of such Claims shall file releases of their liens with the appropriate government agencies (the “Release Procedures”).  In the event that the foregoing Claimants do not complete the Release Procedures, the Reorganized Debtor shall be granted, pursuant to the Order confirming this Plan, power of attorney authority for the limited purpose of implementing and consummating the Release Procedures.

3.	Composition of the Reorganized Debtor and Post-Confirmation Management.

On the Effective Date, all of the Debtors other than USDC, pursuant to applicable state law, will be merged into USDC, and all of the Debtors other than USDC will cease to exist.  The Reorganized Debtor will remain a Delaware corporation.  The Reorganized Debtor’s Board of Directors (the “Reorganized Debtor’s Board”) until after the Subsequent Public Offering will have four (4) members.  The initial members of the Reorganized Debtor’s Board shall be Robert Y. Lee, Chairman, Michael Drace, Timothy Rand and Martin J. Brill.

10 See footnote 8.

The Debtors currently anticipate that the management of the Reorganized Debtor immediately following the Effective Date will remain the same with Robert Y. Lee serving as Chief Executive Officer until a successor Chief Executive Officer is appointed after the Effective Date, but prior to the Subsequent Public Offering.  On the Effective Date the Reorganized Debtor reserves the right and shall be authorized to pay Mr. Lee all salary and expenses deferred during the Chapter 11 Case as a result of that certain Stipulation to Appoint Brian Weiss as Chief Restructuring Officer and that certain Stipulation To Appoint Charles T. Moffitt As Debtors’ Chief Restructuring Officer. The Debtors have interviewed several candidates for the position of Chief Financial Officer.  It is anticipated that a CFO will accept the position after Confirmation, but prior to the Subsequent Public Offering.  Although not an officer, Riaz Chauthani will continue to serve as director of Mergers and Acquisitions.

All persons designated pursuant to this section shall be authorized to assume their offices as of the Effective Date and shall be authorized to continue to serve in such capacities thereafter pending further action of the Reorganized Debtor’s Board or stockholders of the Reorganized Debtor in accordance with applicable state law and the Reorganized Debtor’s then-existing bylaws and charter.

4.	Disbursing Agent.

The Reorganized Debtor will act as the Disbursing Agent for purposes of making all Distributions provided for under the Plan.  The Disbursing Agent will serve without bond and will receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan. The Disbursing Agent may employ others, such as its transfer agent, to assist it in making Distributions under the Plan.

5.	Objections to Claims.

The Claims bar date in these cases was August 13, 2010.  Attached hereto as Exhibit “E” is a claim chart, which identifies all of the Debtors’ scheduled Claims and all Proofs of Claim or Interest which have been filed against the Debtors.  Following Confirmation of the Plan, the Reorganized Debtor shall be the sole entity with the standing and authority to file objections to Claims in these Cases, and shall have the right to file objections to all Claims which are inconsistent with the Debtors’ books and records unless the Reorganized Debtor deems the inconsistency to be insignificant.  The Reorganized Debtor will have the authority in the reasonable exercise of its business judgment to settle or compromise any Claim following the Effective Date by submitting a stipulation to the Bankruptcy Court without a notice or hearing thereon.  As provided by Section 502(c) of the Bankruptcy Code, the Court may estimate any contingent or unliquidated Disputed Claim for purposes of Confirmation of the Plan.  The Bankruptcy Court shall retain jurisdiction over the Debtors, the Reorganized Debtor, these Cases and these Estates to resolve and to adjudicate any and all such objections to Claims which are commenced or continued following the Confirmation of the Plan. Nothing contained in the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtor of any rights of setoff or recoupment, or of any defense, the Debtors or the Reorganized Debtor may have with respect to any Claim, or of any bases that the Reorganized Debtor may have to object to any such Claim.

Any Proof of Claim or Interest that is filed with the Bankruptcy Court and/or served on the Debtors or Reorganized Debtor after the Effective Date will be deemed invalid unless the Claimant files a motion for leave of Court to file such Claim.

The Debtors specifically reserve the right to file objections to any and all Claims set forth in Exhibit “E” to this Disclosure Statement.  An order confirming the Plan shall not be res judicata, collateral estoppel, or other bar to the Reorganized Debtor’s or other party in interest’s right to object to such Claims after the Effective Date.

6.	Payment Upon Resolution of Disputed Claims.

The Reorganized Debtor will not make any payment or distribute any stock to the holder of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.  Pending a resolution of the Disputed Claim, the Reorganized Debtor will create a reserve account (the “Reserve Account”) which will contain proposed distributions based on the Disputed Claims.  Within sixty (60) days after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtor will make a payment or distribute stock to the holder of such Allowed Claim from the Reserve Account in an amount equal to what the holder of such Allowed Claim would have received if the Claim had been allowed in such amount as of the Effective Date.  In the event that the Disputed Claim is disallowed, that portion of the Reserve Account which was designated for payment of the Disputed Claim will be transferred to Allowed Claims in accordance with the treatment set forth in Class 20 above.

7.	Investigation and Prosecution of Claims and Causes of Action Including Avoidance Actions.

Under the Plan, the Debtors’ current General Unsecured Creditors will receive some Cash but mainly New Common Stock.  Based on the foregoing, any recoveries from preference litigation would be retained by the Reorganized Debtor and only indirectly benefit the Debtors’ current General Unsecured Creditors.  The Debtors believe that such preference litigation would cause substantial ill-will against the Reorganized Debtor in the dry cleaning industry, which the Debtors believe would negatively interfere with the Reorganized Debtors’ business operations and reorganization efforts.  As a result, the Debtors have determined that neither the Debtors nor the Reorganized Debtor will pursue any preference litigation based on monetary transfers, except for the preference litigation pending against Bell Hop Cleaners of California, Inc., and Team Equipment, Inc. and their affiliates.  Notwithstanding the foregoing, the Reorganized Debtor, as the representative of the Debtors’ Estates and for the benefit of the Estates, shall have the right to pursue any preference actions based on non-monetary transfers, including, without limitations, transfers of security interests to creditors.  Additionally, the Reorganized Debtor, as the representative of the Debtors’ Estates and for the benefit of the Estates, shall have the right to pursue any and all other causes of action available to the Debtors’ Estates, including, but not limited to, non-preference avoidance causes of action such as the Debtors’ Debtors’ turnover and professional negligence claims against Winthrop Couchot.

The Debtors specifically reserve the right to commence any actions against Creditors set forth in Exhibit “E”.  An order confirming the Plan shall not be res judicata, collateral estoppel, or other bar to the Reorganized Debtor’s right to commence such actions after the Effective Date.

8.	Payment of Professional Fees and Expenses Incurred Post Effective Date

The Reorganized Debtor shall be entitled to employ such Professionals that the Reorganized Debtor deems appropriate and to pay the fees and expenses incurred by such Professionals in the ordinary course without any further order of the Bankruptcy Court.

E.	Other Provisions of the Plan.

1.	Executory Contracts and Unexpired Leases.

(a)           Assumptions.

Attached hereto as Exhibit “B” is a list of all of the Debtors’ executory contracts and unexpired leases which the Debtors intend to assume on the Effective Date with the obligations of the Debtors to the other parties to such executory contracts and unexpired leases to become obligations of the Reorganized Debtor.  Also set forth in Exhibit “B” is an itemization of the defaults which the Debtors contend exist and must be cured in connection with the Debtors’ assumption of such executory contracts and unexpired leases (the “Cure Amounts”), unless the other parties to such executory contracts and unexpired leases agree to the contrary.  The Debtors estimate that the total Cure Amounts that the Debtors will be required to pay on the Effective Date will be approximately $50,000, based on agreements reached with parties to such contracts, with the balance of the Cure Amounts to be paid over a period of up to 24 months.  The Confirmation Order will constitute a Bankruptcy Court order approving the Debtors’ assumption of all such executory contracts and unexpired leases and fixing the Cure Amounts for each such executory contract and unexpired lease in the amounts asserted by the Debtors as set forth in Exhibit “B” hereto.

(b)           Rejections.

On the Effective Date, all executory contracts and unexpired leases set forth on Exhibit “C” to this Disclosure Statement and all executory contracts and unexpired leases not previously assumed or set forth on Exhibit “B” hereto will be deemed rejected by the Debtors, and the Court order confirming this Plan will constitute a Court order approving the Debtors’ rejection of all such executory contracts and unexpired leases.  Additionally, all executory contracts and unexpired leases to which the Debtors are a party or to which any of the Debtors is a party and which have not been previously assumed or set forth in Exhibit “B” hereto will also be deemed rejected, and the Court order confirming this Plan will constitute a Court order approving the Debtors’ rejection of all such executory contracts and unexpired leases.

(c)           Cures.

The Cure Amounts that the Debtors believe is required is set forth on Exhibit “B” hereto.  Any party who wishes to object to the Debtors’ assumption of any of the unexpired leases or executory contracts set forth in Exhibit “B” under this Plan and/or to the Cure Amounts of any defaults the Debtors believe exist must file a written objection with the Bankruptcy Court within 14 days prior to the date first set for the Plan Confirmation Hearing, and serve such objection on counsel to the Debtors.  The Bankruptcy Court may deem the failure of any party to file such a timely objection to constitute consent to the Debtors’ assumption of the unexpired leases and executory contracts set forth on Exhibit “B” and to the Cure Amounts of any defaults the Debtors must cure in connection with the Debtors’ assumption of these unexpired leases and executory contracts.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WHICH IS REJECTED ON THE EFFECTIVE DATE SHALL BE THIRTY (30) DAYS AFTER THE EFFECTIVE DATE.  Any Claim based on the rejection of an unexpired lease or executory contract will be barred if the Proof of Claim is not timely filed, unless the Bankruptcy Court orders otherwise.  Any Allowed Claim resulting from the rejection of an unexpired lease or executory contract will be classified and treated as a Class 20 Allowed Claim.

2.	Changes in Rates Subject to Regulatory Commission Approval.

The Debtors are not subject to governmental regulatory commission approval of their rates.

3.	Retention of Jurisdiction.

After Confirmation of this Plan and occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Bankruptcy Court will retain such jurisdiction as is legally permissible including for the following purposes:

i.              To resolve any and all disputes regarding the operation and interpretation of the Plan and the Plan Confirmation Order;

ii.            To determine the allowability, classification, or priority of Claims and Interests upon objection by the Debtors, the Reorganized Debtor or by any other parties in interest with standing to bring such objection or proceeding and to consider any objection to Claim or Interest whether such objection is filed before or after the Effective Date;

iii.            To determine the extent, validity and priority of any lien asserted against property of the Debtors or property of the Debtors’ Estates;

iv.           To construe and take any action to enforce the Plan, the Confirmation Order, and any other order of the Bankruptcy Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, the Confirmation Order, and all matters referred to in the Plan and the Confirmation Order, and to determine all matters that may be pending before the Bankruptcy Court in these Cases on or before the Effective Date with respect to any person or entity related thereto;

v.             To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of Professionals for the period on or before the Effective Date;

vi.            To determine any request for payment of administrative expenses;

vii.           To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any Claims resulting therefrom;

viii.          To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of these Cases whether before, on, or after the Effective Date including claims, causes of action, and avoidance actions, and the Reorganized Debtor shall have the right to commence any claims, causes of action and avoidance actions after the Effective Date and to continue with the prosecution of any such claims, causes of action and avoidance actions which were commenced but not completed by the Debtors prior to the Effective Date;

ix.            To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

x.             To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan or to reconcile any inconsistency in the Plan so as to carry out its intent and purpose;

xi.            Except as otherwise provided in the Plan or the Confirmation Order, to issue injunctions, to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Confirmation Order, or the execution or implementation by any person or entity of the Plan or the Confirmation Order;

xii.           To issue such orders in aid of consummation of the Plan and the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

xiii.          To enter a final decree closing the Debtors’ Chapter 11 Cases.

4.	Dissolution of the Committee.

On the Effective Date, the Committee, to the extent that it serves as the Official Unsecured Creditors Committee in these Cases, shall be dissolved and its members shall be released and discharged from all rights and duties arising from or related to the Cases.

5.	Risk Factors.

The primary risk of implementing the Plan would be the inability of the Reorganized Debtor to generate sufficient cash flow to make the required Plan payments over time if the Subsequent Public Offering in not effectuated. While it is the intention of the Reorganized Debtor to effect a Subsequent Public Offering within one year after the Effective Date, there can be no assurance that the Reorganized Debtor will be able to effect a Subsequent Public Offering.  Factors that will impact the Reorganized Debtor's ability to effect a Subsequent Public Offering include but are not limited to the ability of the Reorganized Debtor to obtain audits of prior year financial statements, the ability of the Reorganized Debtor to bring current its filings with the Securities and Exchange Commission and the existence of favorable market conditions.  While the Debtors have an engagement letter with Provident to effect a Subsequent Public Offering, there is no legally binding obligation to effect such an offering and therefore no assurance can be given that such Subsequent Public Offering will be consummated.

F.	Amendment to Charter Documents of Debtors and Other Matters.

1.	Cancellation of Outstanding Securities of USDC.

On the Effective Date, without shareholder approval, all outstanding instruments and securities representing Equity Interests and any rights to acquire Equity Interests in USDC, including all warrants, options and similar securities, shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person.  The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to this Plan.

2.	Amendments to Articles of Incorporation and Other Actions.

On the Effective Date, the Board of Directors of the Reorganized Debtor shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

(a)           Authorize the issuance of one hundred million shares of New Common Stock and thirty million shares of the Reorganized Debtor’s preferred stock.  The Board of Directors shall determine in their discretion the rights, privileges and restrictions granted or imposed on such shares.

(b)           Effect a quasi-reorganization for accounting purposes.

(c)           Issue shares to carry out any transaction contemplated in the Plan without solicitation of or notice to shareholders.

(d)           Take all action necessary and appropriate to carry out the terms of the Plan.

(e)           Amend the Reorganized Debtor’s Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to the Reorganized Debtor’s officers and directors that is allowed under applicable law.

(f)            In accordance with Section 1123(a)(6) of the Bankruptcy Code, include within its charter a provision prohibiting the issuance of nonvoting equity securities.

(g)           Institute an employee/management stock plan with authority to issue up to twenty percent (20%) of the New Common Stock  pursuant to such plan.

3.	Take Required Actions.

Without shareholder approval, the Board of Directors of Reorganized Debtor shall be authorized to take any and all action necessary or appropriate to effectuate any amendments to the Reorganized Debtor’s Certificate of Incorporation and/or Bylaws called for under this Plan and the Board of Directors and officers of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

The Reorganized Debtor shall amend its charter in conformance with section 303 of the Delaware General Corporation Law and pursuant to section 1123(a)(5)(I) of the Bankruptcy Code.  The amended charter and bylaws will become effective upon (i) Confirmation of the Plan, (ii) the occurrence of the Effective Date, and (iii) the filing with the Delaware Secretary of State of a certificate of amendment reflecting the amendments.

G.	Exemption from Registration Under Section 1145 of the Bankruptcy Code.

In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of state and local securities laws afforded by Section 1145 of the Bankruptcy Code, Reorganized Debtor’s new common stock to be issued pursuant to the Plan on and after the Effective Date need not be registered under the Securities Act or any state or local securities laws.  The Reorganized Debtor’s common stock will not be subject to any statutory restrictions on transferability and may be resold by any holder without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in Section 1145(b) of the Code.  Entities who believe they may be “underwriters” under the definition contained in Section 1145 of the Code are advised to consult their own counsel with respect to the availability of the exemption provided by Section 1145.  All stock in the Reorganized Debtor to be issued under the Plan shall be subject to standard and customary underwriter lockup provisions.

H.	Closing of Register for Existing Common Stock.

At the close of business on the Record Date, the security register for the common stock of USDC shall be closed, and thereafter there shall be no further registrations of transfer or other changes in holders on the books of the stock transfer agent, or USDC, and the Reorganized Debtor shall have no obligation to recognize any transfer of the common stock of USDC occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, except as otherwise provided herein, those holders reflected on the security register on the Record Date).

I.	Miscellaneous Issues Regarding Plan Distribution.

1.	No Fractional Distributions or Shares Issued.

No distributions in fractions of hundredths of U.S. Dollars ($0.00’s) (i.e. cents) shall be issued.  If the Distribution amount allocated to an Allowed Claim at the time of a Distribution hereunder would include fractions of cents, the amount to be distributed to the holder of such Claim shall be rounded down to the highest integral number of cents in the applicable Claim amount.  No fractional shares of New Common Stock shall be issued and all fractional shares shall be rounded down to the nearest whole share.  Holders of Allowed Claims who would be entitled to fractional shares but for this provision shall receive no consideration therefor because such amount will be de minimus.

2.	De Minimus Cash Distributions.

Notwithstanding anything to the contrary in this Plan, no Cash Distributions shall be made on account of any Allowed Claim if the Cash Distribution amount is less than $10.00.  Holders of Allowed Claims who would otherwise be entitled to a Distribution in an amount of less than $10.00 shall receive no Distribution on account of such Allowed Claim because the value of such Allowed Claim would be de minimus and the administrative costs associated with processing and mailing the Distribution to the holder of such Allowed Claim would likely exceed the amount of the Distribution.  No Distribution of less than 10 shares of New Common Stock shall be made to any holder of an Allowed Claim or a Interest, as such a Distribution would be de minimus.

3.	Name and Address of Holder of Claim or Interest.

For purposes of all distributions under the Plan, the Disbursing Agent will be entitled to rely on the name and address of the holder of each Allowed Claim or Interest as shown on any timely filed proof of claim and, if none, as shown on the Debtors’ bankruptcy schedules, as amended from time to time, except to the extent that the Disbursing Agent first receives adequate written notice of a transfer or change of address, properly executed by the holder or its authorized agent.

4.	Unclaimed Property.

Any property to be distributed to Creditors or Interest holders under this Plan shall be forfeited to the Reorganized Debtor if it is not claimed by the entity entitled to it before the later of one (1) year after the Effective Date or sixty (60) days after an order allowing the Claim or Interest of that entity becomes a final order.  Any securities returned pursuant to this provision shall be canceled.

V.           IRS CIRCULAR 230 NOTICE

To ensure compliance with IRS Circular 230, holders of Claims and Interests are hereby notified that; (i) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims or Interests for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (ii) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (iii) holders of Claims and Interests should see advice based on their particular circumstances from an independent tax advisor.

VI.           TAX CONSEQUENCES OF THE PLAN

CREDITORS AND INTEREST HOLDERS CONCERNED WITH HOW THE PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS.  The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers about possible tax issues the Plan may present to the Debtors.  The Debtors CANNOT and DO NOT represent that the tax consequences contained below are the only tax consequences of the Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all of the tax implications of any action.

The Debtors do not anticipate that Confirmation of the Plan will have a significant or material effect on their tax liability.  The Debtors makes no representations regarding the potential tax consequences to Creditors.

VII.           CONFIRMATION REQUIREMENTS AND PROCEDURES

PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX.  The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims.  The Debtors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Bankruptcy Court can confirm a plan.  Some of the requirements include that the plan must be proposed in good faith, acceptance of the plan, whether the plan pays creditors at least as much as creditors would receive in Chapter 7 liquidation, and whether the plan is feasible.  These requirements are not the only requirements for confirmation.

A.	Who May Vote or Object.

Any party in interest may object to the confirmation of the Plan, but, as explained below, not everyone is entitled to vote to accept or reject the Plan.

B.	Who May Vote to Accept/Reject the Plan

A Creditor or Interest holder has a right to vote for or against the Plan if that Creditor or Interest holder has a Claim or Interest which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired Class.

C.	What Is an Allowed Claim/Interest

As noted above, a Creditor or Interest holder must first have an Allowed Claim or Interest to have the right to vote.  Generally, any Proof of Claim or Interest will be allowed, unless a party in interest files an objection to the Claim or Interest.  When an objection to a Claim or Interest is filed, the Creditor or Interest holder holding the Claim or Interest cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection or allows the Claim or Interest for voting purposes.

THE BAR DATE FOR FILING A PROOF OF CLAIM IN THESE CASES ON ACCOUNT OF PRE-PETITION CLAIMS WAS AUGUST 31, 2010.  A Creditor or Interest holder may have an Allowed Claim or Interest even if a Proof of Claim or Interest was not timely filed.  A Claim is deemed allowed if (1) it is scheduled on the Debtors’ Schedules and such Claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the Claim.  An Interest is deemed allowed if it is scheduled and no party in interest has objected to the Interest.

D.	What Is an Impaired Claim/Interest.

As noted above, an Allowed Claim or Interest has the right to vote only if it is in a Class that is impaired under the Plan.  See, e.g., In re Barakat, 99 F.3d 1520 (9th Cir. 1996), cert. denied, 520 U.S. 1143 (1997)(a class that is not impaired is conclusively presumed to have accepted a chapter 11 plan). A Class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that Class.  For example, a Class comprised of General Unsecured Claims is impaired if the Plan fails to pay the members of that Class 100% of what they are owed on the Effective Date.

In these Cases, the Debtors believe that members of the following Classes are impaired: Classes 2 – 15, 20, 20A, 21 and 22.  Members of Class 1 are not entitled to vote to accept or reject the Plan because its Claim was paid in full prior to the Petition Date.  Members of Classes 16 – 19 are not impaired because they are deemed to have rejected the Plan as Secured Creditors but are allowed to vote on the Plan as Class 20 Claimants.  Members of Class 20 are not impaired as they will be paid in full upon the Effective Date.  Members of Classes 23A – 23G are not impaired because they are deemed to have accepted the Plan.  Parties who dispute the Debtors’ characterization of their Claim or Interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtors have incorrectly characterized the Class.

E.	Who Is Not Entitled to Vote.

The following four types of Claims are not entitled to vote:  (1) Claims that have been disallowed; (2) Claims in unimpaired Classes; (3) Claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8); and (4) Claims in Classes that do not receive or retain any value under the Plan.  Claims in unimpaired Classes are not entitled to vote because such Classes are deemed to have accepted the Plan.  Claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such Claims are not placed in Classes and they are required to receive certain treatment specified by the Bankruptcy Code.  Claims in Classes that do not receive or retain any value under the Plan do not vote because such Classes are deemed to have rejected the Plan. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

F.	Who Can Vote in More Than One Class.

A Creditor whose Claim has been allowed in part as a Secured Claim and in part as a General Unsecured Claim is entitled to accept or reject the Plan in both capacities by casting one ballot for the secured part of the Claim and another ballot for the unsecured Claim.

G.	Votes Necessary to Confirm the Plan.

If impaired Classes exist, the Court cannot confirm the Plan unless (1) at least one impaired Class has accepted the Plan without counting the votes of any insiders within that Class, and (2) all impaired Classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by "cramdown" on non-accepting Classes, as discussed below.

H.	Votes Necessary for a Class to Accept the Plan.

A Class of Claims is considered to have accepted a plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims which actually voted on the plan, voted in favor of the plan.  A Class of Interests is considered to have "accepted" a plan when at least two-thirds (2/3) in amount of the Interest-holders of such Class which actually voted on the plan, voted to accept the plan.

I.	Treatment of Non-accepting Classes.

As noted above, even if all impaired Classes do not accept a Plan, the Court may nonetheless confirm a Plan if the non-accepting Classes are treated in the manner required by the Bankruptcy Code.  The process by which non-accepting Classes are forced to be bound by the terms of a plan is commonly referred to as “cramdown.”  The Bankruptcy Code allows a plan to be “crammed down” on non-accepting Classes of Claims or Interests if it meets all consensual requirements except the voting requirements of 1129(a)(8) and if the plan does not “discriminate unfairly" and is “fair and equitable” toward each impaired Class that has not voted to accept the plan as referred to in 11 U.S.C. § 1129(b) and applicable case law.

J.	Liquidation Analysis.

Another Confirmation requirement is the “Best Interest Test”, which requires a liquidation analysis.  Under the Best Interest Test, if a Claimant or Interest holder is in an impaired Class and that Claimant or Interest holder does not vote to accept the Plan, then that Claimant or Interest holder must receive or retain under the Plan property of a value that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

In a Chapter 7 case, a debtor’s assets are usually sold by a Chapter 7 trustee.  Secured creditors are paid first from the sales proceeds of properties on which the secured creditor has a lien.  Administrative Claims are paid next.  Next, unsecured Creditors are paid from any remaining sales proceeds, according to their rights to priority.  Unsecured Creditors with the same priority share in proportion to the amount of their Allowed Claims in relationship to the amount of total allowed unsecured Claims.  Finally, Interest holders receive the balance that remains after all creditors are paid, if any.

For the Bankruptcy Court to be able to confirm the Plan, the Bankruptcy Court must find that all Creditors and Interest holders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a Chapter 7 liquidation of the Debtors.   The Debtors maintain that this requirement is clearly met.

The Debtors’ liabilities, including disputed liabilities, include in excess of $23 million in alleged Secured Claims, in excess of $1.5 million in alleged Priority Tax Claims and in excess of $10 million in General Unsecured Claims.  Thus, the Debtors’ liabilities far exceed the value of their assets in any liquidation of their assets or going concern sale of their business.  The Debtors’ have based their liquidation analysis on a going concern sale of comparable dry cleaning businesses in Chapter 7 and Chapter 11 bankruptcies (as set forth on Exhibit “D” attached hereto).  Below is a demonstration, in balance sheet format, demonstrating that in a Chapter 7 going concern liquidation, the liquidation proceeds would be substantially less than the outstanding amount of the Debtors’ secured debt.  Therefore, in a liquidation, the only Creditors who would recover anything would be the Debtors’ Secured Creditors holding first priority liens.  A piece-meal liquidation of the Debtors’ assets and a corresponding shut down of the Debtors’ business operation would result in even less of a return, and 100% of the proceeds would be paid to senior Secured Creditors.  Junior secured creditors, Priority Tax Claimants, General Unsecured Creditors and Equity Security Holders would not receive anything in either a going concern sale or a piece meal liquidation of the Debtors’ business.

/ / /

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Assets Valued at Projected Liquidation Values (Estimated as of November 30, 2010)	Liquidation
Value

Cash	$437,334

Sale of divisions (based on industry comps of going concern sales in chapter 7 and 11 bankruptcies)	5,942,730

Fixed Assets of corporate headquarters	15,000

Total Liquidation Value of Assets	$6,395,064

Less:

Accrued Payroll / Termination Costs (equivalent to one week of payroll)	$(230,000.00)

Accounts Payable	$(384,429.00)

Environmental Liability (Indiana)	$(300,000.00)

Broker Commission / Sales & Marketing Costs (equal to at least 10% of sale of business)	$(59,427.30)

Total Liquidation Costs	$(973,856)

Net Liquidation Value of Assets	$5,421,208

Less:

Secured Debt (Setal)	(19,100,000)

Secured Debt (Note Holders & Car/Equipment Loans)	(843,000)

Chapter 7 Fees and Expenses	(200,000)

Chapter 11 Administrative Expenses	(1,500,000)

Priority Wage Claims	-

Priority Tax Claims	(784,000)

Total Claims Before Unsecured Claims	$22,427,000

Net Liquidation Value of Assets - Total Secured & Priority Claims	$(17,005,792)

Balance Available for Unsecured Claims	$0.00

Total % Unsecured Claims (est.)	0%

% OF THEIR CLAIMS WHICH CLASS 20 GENERAL UNSECURED CREDITORS WOULD RECEIVE OR RETAIN IN A CHAPTER 7 LIQUIDATION: = 0%

% OF THEIR CLAIMS WHICH CLASS 20 GENERAL UNSECURED CREDITORS WILL RECEIVE OR RETAIN UNDER THE PLAN: = Approximately 10% (and up to 100% depending on the value of the New Common Stock)

K.	Feasibility.

Another requirement for Confirmation involves the feasibility of the Plan, which means that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

There are at least two important aspects of a feasibility analysis.  The first aspect considers whether the Debtors will have enough Cash on hand on the Effective Date to pay all the Claims and expenses which are entitled to be paid on such date.

This Plan will be funded by the Exit Financing in the aggregate amount of $12,000,000, plus the Debtors’ Cash on hand of approximately $500,000.  After deducting Provident’s fees and costs relating to the Exit Financing, in the amount of approximately $1,000,000, the Debtors’ Estates will net $11,000,000.  Of this amount, the Reorganized Debtor will require $3.5 million for working capital, regulatory filings and funds to secure new acquisitions, thereby reducing available funds to $8.0 million.  Such proceeds will be utilized as follows:

Administrative	$1,000,000	[11]
DIP loan	$800,000
Lease cures	$50,000
Secured Claims	$5,150,000
Unsecured Claims	$1,000,000
Total	$8,000,000

Based on the foregoing, the Debtors are confident that sufficient funds will exist to make all required Effective Date payments will be made. The balance of Allowed Claims will be satisfied by the issuance of the New Common Stock and/or payment over time.

11 See footnote 8.

The second aspect considers whether the Reorganized Debtor will have enough cash over the life of the Plan to make the required Plan payments.  Attached as Exhibit “A” to this Disclosure Statement are cash flow projections prepared on an annual basis for the five-year period following the Effective Date, which demonstrate the ability of the Reorganized Debtor to make all of the Plan payments which are required to be made over time.  The Debtors believe that the projections are realistic and based on historical information adjusted for current market conditions.

VIII.                EFFECT OF CONFIRMATION OF THE PLAN

A.	Discharge.

On the Plan Effective Date, the Debtors will receive a discharge under the Plan pursuant to and in accordance with the provisions of Section 1141 of the Bankruptcy Code because there has not been a liquidation of all or substantially all of the property of the Debtors’ Estates.  Pursuant to 11 U.S.C. § 1141(d)(1)(A), Confirmation of the Plan will discharge “the debtor from any debt that arose before the date of such confirmation, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of this title, whether or not – (i) a proof of claim based on such debt is filed or deemed filed under section 501 of this title; (ii) such claim is allowed under section 502 of this title; or (iii) the holder of such claim has accepted the plan …”.  11 U.S.C. §§ 1141(d)(1)(A)(i), (ii) and (iii).  In other words, Confirmation of the Plan will effectuate a discharge as to all debts or liabilities, whether contingent, unliquidated, disputed, known or unknown, that were incurred or arose before Confirmation of the Plan.  This includes all types of Claims and obligations arising out of and/or including, but not limited to, (i) all causes of action under state and Federal law (e.g., breach of contract, breach of fiduciary duty, securities violations, etc.), (ii) trade payables, (iii) landlord Claims, (iv) tax Claims including interest, (v) environmental claims, and (vi) any other known or unknown Claim from any debt arising prior to Plan Confirmation.

The Plan shall bind the holders of all Claims whether or not they accept the Plan.  The rights afforded in the Plan and the treatment of all Claims therein shall be in complete satisfaction, discharge and release of all Claims against the Debtors or any of their assets or properties of any nature whatsoever except as otherwise specifically provided in the Plan.  Except as otherwise set forth in the Plan, all Claims shall be forever satisfied, discharged and released in full on the Effective Date, and all holders of Claims shall be forever precluded and enjoined from asserting Claims against the Reorganized Debtor or any of the Debtors.  Any litigation pending pre-petition and/or initiated post-petition in any court other than the Bankruptcy Court where relief from stay was not obtained from the Bankruptcy Court shall be deemed discharged upon Plan Confirmation.

B.	Continuing Stay/Injunction.

The automatic stay is lifted upon Confirmation as to property of the Estates.  However, the stay continues to prohibit collection or enforcement of pre-petition Claims against the Reorganized Debtor or the Reorganized Debtor’s property until the earlier of the date:  (1) the relevant bankruptcy Case is closed, or (2) the relevant bankruptcy Case is dismissed.  Therefore, all parties bound by the Plan shall take no action with respect to, and are enjoined from, collecting or enforcing their pre-petition Claims against the Reorganized Debtor as set forth herein, and as otherwise provided by operation of law, until the earlier of the date:  (1) the relevant bankruptcy Case is closed, or (2) the relevant bankruptcy case is dismissed.

The Confirmation Order shall enjoin the prosecution, whether directly, derivatively or otherwise, of any Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or Interest released, discharged or terminated pursuant to this Plan.

Except as provided in this Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an interest or other right of an Equity Security holder that is impaired pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions against the Debtors, the  Estates, the Committee, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (v) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

By accepting distribution pursuant to this Plan, each holder of an Allowed Claim receiving a Distribution pursuant to this Plan will be deemed to have specifically consented to the injunctions set forth in this Section.

C.	Revesting of Property in the Reorganized Debtor.

Except as provided elsewhere in the Plan, the Confirmation of the Plan revests all of the property of the Debtors’ estates in the Reorganized Debtor, including, but not limited to, any Claims against the Gamet Parties, Winthrop Couchot and any party listed on Exhibit “B” hereto. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property, including payment of all business expenses and professional fees and expenses, and compromise and settle any claims or causes of actions without supervision or consent of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

The Reorganized Debtor shall have, retain, reserve and be entitled to assert all claims, causes of action, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Debtors’ bankruptcy Cases had not been commenced; and all of the Reorganized Debtor’s legal and equitable rights respecting any such claims which are not specifically waived, extinguished, or relinquished by the Plan may be asserted after the Effective Date by the Reorganized Debtor.

D.	Modification of the Plan.

The Debtors may modify the Plan at any time before Confirmation.  However, the Bankruptcy Court may require a new disclosure statement and/or re-voting on the Plan if the Debtors modify the Plan before Confirmation.  The Debtors or the Reorganized Debtor, as the case may be, may also seek to modify the Plan at any time after Confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

E.	Post-Confirmation Status Reports.

Until final decrees closing the Debtors’ Chapter 11 Cases are entered, the Reorganized Debtor shall file a consolidated quarterly status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan and shall serve such status reports upon the OUST and the Post-Effective Date Parties.

F.	Post-Confirmation Conversion/Dismissal.

A Creditor or any other party in interest may bring a motion to convert or dismiss the cases under Section 1112(b) of the Bankruptcy Code after the Plan is confirmed if there is a default in performing the Plan.  If the Bankruptcy Court orders the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estates, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 Estates, and the automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Bankruptcy Court during these Cases.  The Confirmation Order may also be revoked under very limited circumstances.  The Bankruptcy Court may revoke the Confirmation Order if it was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the Confirmation Order.

G.	Final Decree.

Once the Estates have been fully administered as referred to in Bankruptcy Rule 3022, the Reorganized Debtor shall file a motion with the Bankruptcy Court to obtain a final decree to close these Cases.  The Reorganized Debtor shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

IX.                REQUEST FOR FINDING OF FAIR AND EQUITABLE

TREATMENT OF IMPAIRED CLASSES

Pursuant to Section 1129(b) of the Bankruptcy Code, the Debtors, as the proponents of this Plan, hereby request that the Bankruptcy Court find that the provisions of the Plan provide fair and equitable treatment to those Classes which are impaired under the Plan and who elect not to accept the Plan, and that the Bankruptcy Court confirm this Plan notwithstanding the requirement of Section 1129(a)(8) of the Bankruptcy Code as to such Classes.

Dated: January 3, 2011	Enivel, Inc. et al.

	By:	/s/ Robert Y. Lee
Robert Y. Lee, President and
Chief Executive Officer

Submitted By:

Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP

By:	/s/ Susan K. Seflin
Simon Aron
Susan K. Seflin
Attorneys for Chapter 11 Debtors and Plan Proponents

DECLARATION OF ROBERT Y. LEE

I, Robert Y. Lee, hereby declare as follows:

1.             Unless indicated otherwise, I have personal knowledge of the facts set forth below, and, if called to testify, would and could competently testify thereto.  I am the President and Chief Executive Officer of Enivel, Inc., Cleaners Club Acquisition Sub, Inc., Steam Press Holdings, Inc., U.S. Dry Cleaning Services Corporation dba U. S. Dry Cleaning Corporation, USDC Fresno, Inc., USDC Fresno 2, Inc., USDC Portsmouth, Inc., and USDC Tuchman Indiana, Inc., the jointly administered Chapter 11 debtors and debtors in possession herein (collectively, the “Debtors”).  I am responsible for overseeing the operations and financial performance of the Debtors, and am intimately familiar with the Debtors, their operations and their financial affairs.

2.             I have reviewed the Disclosure Statement12 to which this Declaration is attached, and believe that all of the contents contained therein are true and correct to the best of my knowledge, information and belief.

3.             Attached hereto as Exhibit “A” are true and correct copies of a “Consolidated Statement of Cash Flows”, a “Consolidated Balance Sheet” and a “Consolidated Income Statement” for a five year period, which were prepared in conjunction with the Debtors’ investment banker, Provident.

4.            Attached hereto as Exhibit “B” are spreadsheets which list all unexpired leases and executory contracts which the Debtors are seeking to assume pursuant to the Plan.  Also included in these spreadsheets is the treatment for the “Cure Amount” for each unexpired lease and/or executory contract.

5.             The Debtors will supplement Exhibit “C” to the extent the Debtors determine that they will reject any executory contract or unexpired lease.

6.             Attached hereto as Exhibit “D” is a “going concern” liquidation analysis of the Debtors’ business both in bankruptcy and out of bankruptcy.

12 Any capitalized term not defined in this Declaration shall have the same meaning as set forth in the Disclosure Statement to which this Declaration is annexed.

7.             Attached hereto as Exhibit “E” is a true and correct copy of the Claim Chart, which lists all Proof of Claims and Interests filed in the Debtors’ bankruptcy Cases, as well as all Scheduled Claims.

8.             Attached hereto as Exhibit “F” is a true and correct copy of the Debtors’ engagement letter with Provident.

9.             Attached hereto as Exhibit “G” is a true and correct copy of the List of Equity Security Holders filed in USDC’s bankruptcy Case.

I declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge.

Executed this 3rd day of January, 2011 at Newport Beach, California.

/s/ Robert Y. Lee
Robert Y. Lee